As filed with the Securities and Exchange Commission on July 23, 2002                                                                                                File No. 333-87196

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
To FORM SB-2 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SAN HOLDINGS, INC.
(Name of small business issuer in its charter)

                                   COLORADO                                              3562                                                         84-0907969
                      (State or jurisdiction of                       (Primary Standard Industrial                  (I.R.S. Employer Identification No.)
                      incorporation or organization)             Classification Code Number)

                                                                                                                                                John Jenkins, CEO
                              900 West Castleton Road, Suite 100                                             900 West Castleton Road, Suite 100
                                      Castle Rock, CO 80104                                                                  Castle Rock, CO 80104
                                             (303) 660-3933                                                                               (303) 660-3933
                      (Address, including zip code, and telephone                                      (Name, address, including zip code
                                 number, including area code, of                                                 and telephone number, including
                       Registrant’s principal executive offices)                                             area code, of agent for service)

It is requested that copies of all correspondence be sent to:
Donna A. Key, Esq., Key Law Firm, PC, 2400 S. Clayton St., Ste. 1000, Denver, Colorado 80210, telephone number (303) 864-9000, facsimile number (303) 757-2708

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement becomes effective on such date as the Securities and Exchange SEC acting pursuant to said Section 8(a) may determine.

                                           Proposed           Proposed
Title of each class                        maximum            maximum            Amount of
of securities to         Amount to be   offering price    aggregate offering    registration
  be registered          registered(1)    per unit(2)          Price               fee(1)
-------------------      ------------   --------------    ------------------    ------------

Common stock,
no par value (3)           28,403,432     $0.70(3)         $19,882,402.40         $1,829.18

Common stock issuable
upon exercise of
outstanding A Warrants(4)   3,240,021     $0.63(4)         $ 2,025,013.13         $  186.30

Common stock issuable
upon exercise of
outstanding B Warrants(4)   2,199,637     $1.25(4)         $ 2,749,546.25         $  252.96

Common stock issuable
upon exercise of
outstanding C Warrants(4)      431,450    $0.85(4)         $   366,732.50         $   33.74

Common Stock issuable
upon exercise of warrants
issued as compensation(4)      100,000    $0.81(4)         $    81,000.00         $    7.45
                               100,000    $0.89(4)         $    89,000.00         $    8.19
                               225,000    $1.00(4)         $   225,000.00         $   20.70
                               271,000    $1.15(4)         $   311,650.00         $   28.67
                                90,000    $1.22(4)         $   109,350.00         $   10.06
                                85,000    $1.25(4)         $   106,250.00         $    9.78
                               250,000    $1.50(4)         $   375,000.00         $   34.50
                                55,000    $1.75(4)         $    96,250.00         $    8.86
                               150,000    $2.00(4)         $   300,000.00         $   27.60
                                50,000    $3.00(4)         $   150,000.00         $   13.80
                           -----------                      -------------          --------
        Total               35,650,540                     $26,867,194.28         $2,471.78(5)
                           ===========                      =============          ========

___________________
(1)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457.

(2)	Consists of shares outstanding in the hands of selling shareholders. Registration fee is based on the last sale price ($0.70) reported by the OTCBB on April 24, 2002 (a date within five business days prior to the initial filing hereof) pursuant to Rule 457(c).

(3)	Consists of shares purchasable upon exercise of warrants held by certain selling shareholders. Registration fee is based on the exercise price of the warrants.

(4)	Pursuant to Rule 416, there are also being registered such additional shares of common stock as may become issuable as a result of the anti-dilution provisions of outstanding warrants.

(5)	A filing fee of $2,500.37 was paid previously.

SAN Holdings, Inc.
Cross Reference Sheet

Form SB-2
No.          Caption                                            Sections in prospectus
---------    -------                                            ----------------------

I.        Information Required in prospectus
1            Front of the Registration Statement and Outside
             Front Cover Page of prospectus                     Outside Front Cover Page
2            Inside Front and Outside Back Cover Pages of
             Prospectus                                         Inside Front Cover Pages;
                                                                Table of Contents
3            Summary Information and Risk Factors               Risk Factors; Prospectus Summary
4            Use of Proceeds                                    Prospectus Summary; Use of Proceeds
5            Determination of Offering Price                    Plan of Distribution
6            Dilution                                           Not Applicable
7            Selling Securityholders                            Selling Shareholders
8            Plan of Distribution                               Plan of Distribution
9            Legal Proceedings                                  SANZ and Its Business - Legal Proceedings
10           Directors, Executive Officers, Promoters
             and Control Persons                                Management
11           Security Ownership of Certain Beneficial
             Owners and Management                              Principal Shareholders
12           Description of Securities                          Description of Securities
13           Interest of Named Experts and Counsel              Not Applicable
14           Disclosure of SEC Position on Indemnification for
             Securities Act Liabilities                         Plan of Distribution - Indemnification
15           Organization within Last Five Years                Certain Transactions
16           Description of Business                            SANZ and Its Business
17           Management's Discussion and Analysis or Plan of    Management's Discussion and Analysis of
             Operation                                          Financial Condition and Results of Operations
18           Description of Property                            SANZ and Its Business - Properties
19           Certain Relationships and Related
             Transactions                                       Certain Transactions
20           Market for Common Equity and Related Stockholder
             Matters                                            Market for Common Stock and Related Shareholder
                                                                Matters
21           Executive Compensation                             Management - Executive Compensation
22           Financial Statements                               Financial Statements
23           Changes In and Disagreements With Accountants on
             Accounting and Financial Disclosure                Not Applicable

II        Information Not Required in prospectus
24           Indemnification of Directors and Officers          Indemnification of Directors and Officers
25           Other Expenses of Issuance and Distribution
                                                                Other Expenses of Issuance and Distribution
26           Recent Sales of Unregistered Securities
                                                                Recent Sales of Unregistered Securities
27           Exhibits                                           Exhibits
28           Undertakings                                       Undertakings

-ii-

Subject to Completion - Preliminary prospectus dated July 23, 2002

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

SAN HOLDINGS, INC.

32,395,950 Shares of Common Stock

        These shares of SAN Holdings, Inc. (“SANZ”) will be offered and sold by the shareholders listed in the table beginning at page 23 of this prospectus. SANZ will not receive any of the proceeds from the sale of the shares sold by these selling shareholders. Of the total shares offered, 26,408,842 are currently outstanding. These outstanding shares represent approximately 69% of the total shares outstanding on the date of this prospectus. Sale of any of these previously restricted shares into the public market could impact the market adversely so long as this offering continues.

        Some of the selling shareholders own warrants to purchase SANZ shares. The shareholders may exercise those warrants, at prices ranging from $0.625 to $3.00 per share, to purchase from SANZ an additional 5,987,108 shares, which the shareholders may sell pursuant to this prospectus. The shareholders will receive any profit resulting from the resale of the warrant shares to the public.

        The selling shareholders may offer the shares through dealers or brokers in the over-the-counter market, or in privately negotiated transactions. Sales through dealers or brokers will be made with customary commissions being paid by the selling shareholders. Persons assisting the selling shareholders with respect to privately negotiated transactions may also receive compensation. See “Plan of Distribution.”

        SANZ common stock is traded in the over-the-counter market and is quoted on the OTCBB. On July 22, 2002, the last sale price was $0.38 per share.

        These shares are speculative and involve a high degree of risk. See “Risk Factors” beginning on page 3 for discussion of certain material risks in connection with SANZ, which prospective investors should consider prior to purchasing the securities offered hereby.

        THESE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION AND THE SEC HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REFERENCE TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July __, 2002.

PROSPECTUS SUMMARY

Risk Factors

        An investment in our shares involves a high degree of risk. Factors that may affect our business and include those discussed below under the heading “Risk Factors.”

Our Business

        SAN Holdings, Inc., hereafter SANZ, provides sophisticated enterprise-level data storage and management solutions to clients in the commercial and federal markets. We focus exclusively on the design, implementation and management of data storage systems, especially those that are built using a network architecture. Because we design integrated solutions for our clients rather than merely selling them hardware, we are known in the industry as a “storage solution provider.”

        In the course of our business, we provide the following products and services:

•	Custom storage solutions that we design and deliver as a project to meet a client’s specific needs.

•	Integrated solution products for specific market segments.

•	Storage system management outsourcing services.

        Historically, we have generated revenue from a mix of project, product re-sale, and project-based services, as well as recurring revenues from storage management outsourcing contracts. Recently we began developing integrated solution products that provide data storage and management solutions tailored to deliver optimized performance for particular market segments. Our new product offerings include EarthWhereTM, an engineered storage and data management system designed specifically for the unique data requirements of geospatial imagery, and SANZStreamTM solutions, designed to address the particular requirements for rich media data storage and distribution. We expect to begin selling our integrated solution products in 2002.

        Growing demand for data storage is the result of a proliferation of data intensive applications, from areas as sophisticated as document imaging, digital video, e-banking, e-education, scientific research, and archiving satellite imagery, to those as basic as email. The common thread among these applications is that data storage is an enabling element. In addition to fundamental issues of data storage, data availability becomes critical. Today’s businesses depend on rapid response time, both internally and with vendors and customers via the Internet, making high availability essential for virtually all server applications. Consolidating data storage in networks at centralized data centers lowers costs through increased utilization and more efficient management.

        Because we have attempted to grow rapidly, and simultaneously have incurred substantial expenses in our efforts to develop our integrated solution products, we have generated significant losses over our operating history. ITIS Services, Inc., which we acquired at the end of 2001, also generated significant losses as an independent company prior to its acquisition by SANZ. While we have narrowed these losses in recent periods and we hope to generate positive EBITDA in the near future, we have yet to generate a profit.

        Our principal executive offices are located at 900 West Castleton Road, Suite 100, Castle Rock, Colorado. Our telephone number is (303) 660-3933.

The Offering

        The selling shareholders consist of persons who hold securities that we issued in our recently completed acquisition of ITIS Services, Inc. (hereafter, “ITIS”), and in private placement transactions to obtain cash or services for our business. The selling shareholders also include some of our officers and directors. Accordingly, the shares held by the selling shareholders are restricted securities and are subject to restrictions on resale arising under the Securities Act of 1933. Approximately 6,481,880 shares, or 25%, of the 26,408,842 outstanding shares offered under this prospectus are also currently eligible to be sold publicly under Rule 144 of the Securities Act. The selling shareholders are listed in the table beginning at page 23.

        We are registering the resale of the selling shareholders common stock so that they may freely resell their common stock without the legal restrictions and inconvenience associated with reselling restricted securities under the Securities Act. An individual selling shareholder may choose any of several methods for the resale of shares, as described in “Plan of Distribution,” below at pages 28-29.

Use of Proceeds

        We will not receive any proceeds from the sale of shares by the selling shareholders. If any warrants are exercised, SANZ may receive cash proceeds. Any proceeds we receive from warrant exercise will be used for working capital. See “Use of Proceeds.”

RISK FACTORS

        In addition to the other information contained in this prospectus, prospective investors should carefully consider the following factors in evaluating SANZ, its business and financial condition before purchasing shares offered hereby. We believe the risks and uncertainties described below may materially affect SANZ. There also could be additional risks and uncertainties that we are currently unaware of or that we currently deem immaterial, which may in the future become important factors that affect our financial condition or results.

We may not be successful in growing our business quickly enough to support the investment we are making in infrastructure and technical resources. Without an increase in gross profit sufficient to cover this overhead (or a reduction in that overhead), we may not become profitable.

We continue to expand our engineering staff and sales force and improve our infrastructure, both through internal growth and through our recent acquisitions, to support both expanded selling and project execution elements necessary for our growth objectives. Including the employees added through the ITIS acquisition, our total workforce increased from 37 at January 1, 2001 to 63 as of June 30, 2002. We have also made investments in various software packages, testing lab equipment and other fixed assets to support operations over recent periods.

Our ability to grow our business depends on relationships with others. If we were to lose those relationships, we could lose our ability to sell certain of our products.

Most of our revenue and a majority of our gross profit come from reselling hardware and software products produced by others. While our relationships change from time to time, some of our most significant technology partners at this time are Storage Technology Corporation (StorageTek), Hitachi Data Systems, Sun Microsystems and Veritas Software. If a given technology partner changes its marketing strategy and de-emphasizes its use of marketing partners such as SANZ, our ability to generate revenue and profit from reselling its products would diminish.

We must effectively integrate ITIS with SANZ and recognize expected synergies in order to achieve the benefits sought through that acquisition.

Acquisitions entail a number of risks, including: problems integrating the acquired operations’ technologies or products with our existing business and products; diversion of management’s time and attention from our core business; and difficulties in retaining business relationships with suppliers and customers of the acquired company. Achieving the anticipated benefits of the ITIS acquisition will depend in part upon whether we are able to effectively integrate the businesses. Even if we are able to integrate ITIS’ operations and economic conditions remain stable, there can be no assurance that anticipated cost savings and other synergies will be achieved. If we are unable to integrate the ITIS operations and personnel in a timely way, those problems may result in lost revenue and a failure to eliminate duplicate expenses.

There will be risks associated with introducing new products. If we are not successful with those product introductions, we will not realize on our investment in developing those products.

We have recently completed development of two new products, EarthWhereTM and SANZstreamTM. Both have been introduced but neither has yet generated any sales. Direct costs of these activities (without allocation of overhead and similar costs) totaled approximately $225,000 in first quarter of 2002. We will continue to evaluate opportunities to develop other integrated product solutions; if we choose to develop other such products, we will incur expenses in those development efforts. Market acceptance of new products may be slow or less than we expect; SANZstreamTM in particular addresses an as-yet undeveloped market segment. The products also may not perform in a manner that is required by the market, or our competitors may be more effective in reaching the market segments we are targeting with these products. Slow market acceptance of these products will delay or eliminate our ability to recover our investment in these products. During any period that we unsuccessfully seek to market these products, will also incur marketing costs without corresponding revenue.

Due to our limited operating history and the uncertain acceptance of our new products, we may have difficulty accurately predicting revenue for future periods and appropriately budgeting for expenses, resulting in expense levels unjustified by actual revenues.

The Company’s limited operating experience, our recent and significant increase in size through the acquisition of ITIS, and other factors beyond our control reduce our ability to accurately forecast our quarterly and annual revenue. If our revenue does not increase as anticipated, significant losses could result due to expense levels that were established in anticipation of that revenue growth.

We have experienced and expect to continue to experience significant period-to-period fluctuations in our revenue and operating results. As a consequence, financial results from any one period may not be indicative of results that will be realized in future periods.

A number of factors may particularly contribute to fluctuations in our revenue and operating results, including: the timing of orders from, and product integration by, our customers, and the tendency of these customers to change their order requirements frequently with little or no advance notice to us; deferrals of customer orders in anticipation of new products, services, or product enhancements from us or our competitors or from other providers of storage networking products; and the rate at which new markets emerge for products we are currently developing. In addition to the budgeting difficulties posed by these fluctuations, our reported results from any one period may not be a reliable indicator to investors of the financial results that may be expected in future periods.

Our business is dependent on a market that is new, and therefore unpredictable.

Storage area networks, or SANs, were introduced in 1997. As a result, the market for SANs and related products has only recently begun to develop and is rapidly evolving. Because this market is new, it is difficult to predict its potential size or future growth rate. If this market does not develop and expand as we anticipate, our revenues may not grow as projected, resulting in continued operating losses.

A significant portion of our sales have historically been to the U.S. Federal Government, and if we lost the ability to sell to the government our sales would decline significantly.

As discussed further under the heading “SANZ and Its Business - Our Clients” at pages 9-10, our sales have historically been concentrated in the federal government sector. While the acquisition of ITIS Services has reduced this dependency on government clients, in 2001 two federal government agencies alone accounted for an aggregate of over 40% of our revenues. While it is not legally necessary to be an approved vendor in order to sell to the government, we have established certain vehicles approved by the U.S. General Services Administration that greatly facilitate our sales to government end-users. If we were to lose the ability to sell under these vehicles, we could lose much of our government revenue base.

Public sale of previously restricted shares acquired at prices below current market price could cause the market price of our shares to drop significantly, even if our business is doing well.

All of the shares registered for sale on behalf of the selling shareholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act of 1933. These restricted shares were issued to acquire ITIS, were sold to raise capital, or were issued as compensation for services. As a condition of the acquisition of ITIS, we agreed to register the shares we issued to ITIS shareholders for public sale. In other private issuances, we also agreed to include those securities in any registration statement that we filed, including the ITIS shareholder registration statement.

We have filed the registration statement of which this prospectus is a part to satisfy that obligation. The registration statement will permit the public sale of the restricted shares currently outstanding, as well as shares issued to the selling shareholders upon exercise of warrants they hold. Of the 26,408,842 currently outstanding shares offered, 19,926,962 cannot currently be sold in a public sale under Rule 144. Any shares not sold by selling shareholders pursuant to this prospectus will remain as restricted securities in the hands of the holder. The increased supply of shares available for sale into the public market could have a depressive effect on the market price for our shares. Adding to this risk is the fact that the outstanding shares offered under this prospectus were purchased, and outstanding warrants are exercisable, at prices as low as $0.625 per share, which may cause the holders to be willing to sell at prices lower than those that holders who purchased at higher prices would be willing to accept.

We may require additional capital to fund our business, which may not be available when needed, and which may dilute the ownership of existing shareholders.

We executed a bank line of credit on May 31, 2001, and began drawing on this line early in 2002. Following a recent increase, the borrowing limit under that line is $5 million. We also raised approximately $1.0 million of additional equity capital in a private placement in March, 2002. Our current working capital, coupled with the recent private placement and the line of credit, should finance operations for 2002. However, we may need to raise additional funds due to changes in economic conditions and the unpredictable nature of the market. There is no assurance funding will be available on favorable terms or in an amount sufficient to fund our expanded business plan as quickly as we have projected. If equity capital were raised, the issuance of those shares would also be dilutive to the ownership interests of all other stockholders.

We are a relatively small company with limited resources compared to some of our current and potential competitors, which may hinder our ability to compete effectively.

Some of our current and potential competitors have longer operating histories, significantly greater resources, broader name recognition, and a larger installed base of customers than we have. As a result, these competitors may have greater credibility with our existing and potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion and sale of their products than we can to ours, which would allow them to respond more quickly than us to new or emerging technologies or changes in customer requirements. In addition, some of our current and potential competitors have already established supplier or joint development relationships with decision makers at our current or potential customers.

No dividends.

SANZ has never paid cash dividends on its common stock. We it do not contemplate paying dividends in the foreseeable future since we will use all of our earnings, if any, to finance expansion of our operations. See “Market for Our Shares and Related Shareholder Matters - Dividends” at page 13.

Our Articles of Incorporation permit us to issue preferred stock with rights superior to the common stock.

We are authorized under our Articles to issue up to 10,000,000 shares of preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. As of the date of this prospectus, there are no shares of preferred stock issued or outstanding, and the board of directors has no current plan to issue any shares of preferred stock. However, at any time the board may issue shares of preferred stock having rights superior to those of the common stock. This could cause the market price of our common stock to decrease. Preferred shares could be issued as a device to prevent a change in control of SANZ. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights.

AVAILABLE INFORMATION

        We have filed with the SEC in Washington, D.C. a registration statement on Form SB-2, as amended, with respect to this offering of shares. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information we included in the registration statement and its exhibits. We also file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file, including the registration statement, at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings are also available from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov.

        We provide to our shareholders annual reports, which include audited financial statements.

USE OF PROCEEDS

        SANZ will not receive any proceeds from sales of shares by the selling shareholders. SANZ will receive proceeds if outstanding warrants are exercised for cash. Many of the outstanding warrants also permit cashless exercise. See “Plan of Distribution - Sale of Securities by SANZ” at page 29. Based on recent market prices for our common stock, we believe it unlikely that warrants at prices greater than $0.63 will be exercised in the near future. If all warrants exercisable at or below $0.63 are exercised for cash, gross proceeds to SANZ would total $2,025,013. Any proceeds will be used for working capital.

SANZ AND ITS BUSINESS

        This prospectus contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements include statements regarding our expectations, beliefs, or intentions about the future. The statements are based on information available to us at this time, and we assume no obligation to update any of these statements. Actual events and results could differ materially from our expectations because of many factors, including those identified in the section titled “Risk Factors” beginning at page 3. We urge you to review and consider those factors, and those identified from time to time in our reports and filings with the SEC, for information about risks and uncertainties that may affect our future results. All forward-looking statements we make after the date of this filing are also qualified by this cautionary statement and identified risks.

        SANZ provides sophisticated enterprise-level data storage and management solutions to clients in the commercial and federal markets. We focus exclusively on the design, implementation and management of data storage systems, especially those that are built using a network architecture. Because we design integrated solutions for our clients rather than merely selling them hardware, we are known in the industry as a “storage solution provider.”

        In the course of our business, we provide the following products and services:

•	Custom storage solutions that we design and deliver as a project to meet a client’s specific needs.

•	Integrated solution products for specific market segments.

•	Storage system management outsourcing services.

        Historically, we have generated revenue from a mix of project, product re-sale, and project-based services, as well as recurring revenues from storage management outsourcing contracts. Recently we began developing integrated solution products that provide data storage and management solutions tailored to deliver optimized performance for particular market segments. Our new product offerings include EarthWhereTM, designed specifically for the unique requirements of geospatial imagery storage and distribution, and SANZStreamTM, designed to facilitate distribution and storage of rich media content. We expect to begin selling our integrated solution products in 2002.

        Growing demand for data storage is the result of a proliferation of data intensive applications, from areas as sophisticated as document imaging, digital video, e-banking, e-education, scientific research, and archiving satellite imagery, to those as basic as email. The common thread among these applications is that data storage is an enabling element. In addition to fundamental issues of data storage, data availability becomes critical. Today’s businesses depend on rapid response time, both internally and with vendors and customers via Internet, making high availability essential for virtually all server applications. Consolidating data storage in networks at centralized data centers lowers costs through increased utilization and more efficient management.

Our Background

        SANZ was formed as a Colorado corporation in 1983. We commenced our current business in 2000, when we acquired three companies with varying degrees of presence in the storage products and solutions marketplace. These three companies, Storage Area Networks, Inc., CoComp, Inc., and Value Technology, Inc., merged their operations and currently operate as our wholly owned subsidiary, Storage Area Networks, Inc. In October 2001, we acquired certain operating assets of ECOSoftware Systems, Inc. a privately held storage networking consulting and integration firm based in Boulder, Colorado.

        In December 2001, we acquired ITIS Services, Inc., a privately held data storage consulting and storage solutions provider firm with offices in Norwalk, Connecticut and Boston, Massachusetts. ITIS' business model closely matched ours, except that it had not yet developed its own integrated solution products. ITIS historically served exclusively the commercial markets. Its client base includes large, national financial services, healthcare and technology companies. By acquiring ITIS, we have established a more significant market presence in the eastern United States and in the commercial markets in general. Certain officers of ITIS now are officers and directors of SANZ.

        Effective July 1, 2002, in order to further integrate and streamline our operations, we merged ITIS with and into our Storage Area Networks, Inc. subsidiary.

        SANZ’ principal executive offices are located at 900 West Castleton Road, Suite 100, Castle Rock, CO 80104. Our telephone number is (303) 660-3933.

Our Business

        The market for data storage solutions is generally robust and broad-based, though not immune to the capital-spending slump that began affecting the U.S. economy in 2001. Industry analysts such as Gartner Dataquest opine that data storage products have become the largest component of corporate IT departments’ enterprise computing budgets. Industry analyst IDC estimates that the worldwide data storage market will reach $71 billion by 2004. As a subset of the overall storage market, networked storage (the segment of the storage market that is our primary focus) is predicted by Gartner to grow from approximately $7 billion in 2001 to in excess of $14 billion in 2003, representing year-on-year growth exceeding 30% in 2002 and 50% in 2003.

        We design, deliver, and manage sophisticated data storage solutions based on Storage Area Networks (“SAN”) and Network Attached Storage (“NAS”). These are secondary, high-speed computer networks dedicated to data storage and backup functions. SAN and NAS have been increasingly recognized as the promising new architecture that have the capability to solve many of the storage issues arising in today's open systems networks. These issues include:

•	Rising cost in server-based storage environments due to inefficient storage utilization and high maintenance costs

•	Increased isolation and resulting performance degradation of storage resulting from restrictive server-to-storage connectivity and incompatible storage protocols

•	Increased complexity in upgrading server and storage capacities

•	Requirements for comprehensive data security, protection, and disaster recovery capabilities.

        By centralizing data storage functions, storage networks create a reservoir of data storage that can be shared by multiple servers and is accessible over long distances. Networked storage solutions permit large amounts of data to be shared, managed, and accessed among diverse servers and storage systems running different computer operating systems or software applications. This increased manageability and superior performance are particularly important for applications that depend on transfer of high volumes of data, such as found in imaging, pharmaceutical development and complex financial analysis.

Our Clients

        While we have always sought to serve both federal government and commercial markets, until the recent acquisition of ITIS, our sales were highly concentrated in the federal government sector. By acquiring ITIS, with its East-coast commercial client base, we expect to achieve a more balanced mix of federal government and commercial business.

        Our federal government clients include agencies involved in national defense, law enforcement, and high performance government computing and government logistics. Included in our federal government business are sales directly to government end-users, as well as sales to prime contractors who provide various services to government end-users. Of our total government billings during 2001, 47% were directly to the federal government, and the remainder were to third parties acting as prime contractors or to states.

        While we do not restrict our commercial business to specified industries, we have developed a relatively greater number of clients in certain industries, including:

•	computer services

•	financial services

•	biotechnology and pharmaceuticals

•	health care

•	telecommunication

•	entertainment

        These industries are in various states of maturity in their use of data storage technology.

        We have developed specific expertise in certain market segments and can provide solutions that are tailored to the needs of particular business environments. This approach led us to undertake the development and introduction of our integrated solution products, known sometimes generally as “storage appliances.” These products address extraordinary data storage and management requirements not readily addressed by technologies and products available in conventional fashion. Our current development efforts include storage appliances and solutions for geospatial data storage and management, and for rich media data distribution and storage. We expect to continue our efforts to develop efficient, integrated storage solutions for additional market segments as we identify new opportunities.

        We employ a direct sales model, but rely heavily on cooperative selling with our technology partners, all of whom have sales personnel who are tasked to support channel partners such as SANZ. Our technology partners may provide opportunity leads for us to execute directly, or include us as part of a large system solution delivery project that they manage. In our own efforts, we often call upon our technology partners for direct support in the sales process, in the implementation process, or to provide lease financing for large projects.

        We operate from an engineering-centric business model. To support our ability to deliver complex technical solutions, we operate testing laboratories at our offices in Norwalk, Connecticut and Castle Rock, Colorado. These are used to test proposed solutions, and to demonstrate those solutions to prospective clients.

        Significant Customers. In 2001, three customers accounted for 29%, 13%, and 11%, of our total revenue; the largest two of these were both agencies of the U.S. federal government. Two of those customers each accounted for 15% of total revenue in 2000.

SANZ Products and Services

        Our products can be broken into two distinct general categories, Custom Client Solutions and Integrated Product Solutions. As noted above, we have only recently begun to market our Integrated Product Solutions and have not yet recorded any sales of these products.

        We also generate revenue from consulting and storage management services delivered independently of our Custom Client Solutions and Integrated Product Solutions (although sometimes to the same customers), and from installation and similar services rendered as a part of the sale of a solution. In 2001, services revenues of all types aggregated less than 5% of our total revenues, and are therefore not separately reported.

Custom Client Solutions

        We design and deliver custom solutions by working with our clients to understand both their current and their projected data storage needs, and the business drivers that affect those needs. A critical element in our typical sales process is that of providing detailed support of the financial justification of a proposed solution using a conventional return on investment analysis and a separate “return on information management” analysis developed by ITIS.

        Our engineering staff designs a “best of breed” system to best meet the client’s business and technology needs, selects and acquires the hardware and software components from our technology suppliers, performs interoperability testing as required, and finally coordinates installation of the system at the client’s facility. We augment our own engineering resources by engaging our vendors’ engineers to perform installations or other tasks on a case-by-case basis. We have developed our product and service offerings specifically to be able to engage a client at any point in the evolution of their storage requirements, and to continue to provide solutions, as the client’s needs change in scope.

Integrated Product Solutions

        As a logical extension of our custom client solutions business and vertical market focus, we have invested in designing integrated solutions to address identified niche market opportunities. As we work with many clients in a particular industry and determine common requirements, our product development staff looks for opportunities to address those common requirements with a standard design or configuration, built upon new or unique combinations or configurations of generally available technologies. For some industries, a relatively simple ’storage appliance” with one or two components can address these requirements. For others, the solution includes a more complex package of products and services. Our current offerings include the EarthWhereTM and SANZstreamTM solutions, described below. During 2001, we discontinued our efforts to develop a related product, SANZGuard, after we reassessed the forecasted development cost versus the potential market interest.

EarthWhereTM (formerly GEMS) is an engineered storage and data management system designed specifically for the unique data requirements of Geospatial imagery (digital images of the earth’s surface captured by satellite or aerial observation). The EarthWhereTM product family is based on SAN architecture and provides a scalable, low cost and secure infrastructure for electronic image processing. Applications for this product range from defense surveillance to the business community to city planning functions. Customers may purchase enhanced options, such as a disaster recovery and fault tolerant disks or an integrated third party image processing application, as part of the original system, or add these features later.

SANZstreamTM is a centralized storage and content distribution system designed to address the particular needs of handling digital rich media content. Digital media files are large and present particular storage and distribution challenges in either a scheduled or an on-demand environment. Since the market for on-demand video products for entertainment and other products utilizing centralized video distribution is generally new and largely undeveloped, we expect sales of this product to be slow to develop over the next 24 months, and have adjusted our marketing efforts accordingly.

Our Technology Partners

        SANZ is an independent storage solution provider, not under common ownership with manufacturers of products used in our networked storage solutions. We build and manage our best of breed solutions by integrating product offerings from our technology product suppliers. Current key suppliers include:

•	StorageTek

•	Hitachi Data Systems

•	Sun Microsystems

•	Veritas

•	LSI Logic

•	Brocade

        We believe we have strong relationships with these product suppliers. SANZ holds federal government General Services Administration schedules for many of these products, which gives us a distinct advantage in working with our government clientele. In some cases, our technology partners engage us for the expertise we bring to a technology team, in particular in heterogeneous technology environments, where individual manufacturers lack the skills necessary to work with all the full range of software and hardware components presenting a sophisticated solution.

Competition

        The rapidly evolving and highly competitive market for data storage is served by many manufacturers, value added resellers, storage solution providers, and storage service providers.

        Major computer system firms all offer storage devices along with their server, workstation and desktop computer systems. To some extent, our products compete with those systems.

        We face more direct competition from manufacturers specializing in storage technology products. These include Dothill, EMC, Exabyte, Hitachi Data Systems, LSI Logic, MTI Technology, nStor, OnStream, Spectralogic, StorageTek, Storcase, Ultera and Veritas. Some product companies address the market with a direct sales model, some employ a channel partner-only strategy, and some use a hybrid strategy that includes both.

        A number of these competitors also are key technology suppliers of SANZ. Those that are not provide competition in our accounts and markets. In some cases, in large legacy accounts of our technology partners, we will face competition directly from those suppliers. A large number of private company value added resellers serve as sales and distribution outlets for the manufacturers listed above, while many of these offer only component sales and distribution. We sometimes compete with these companies at the user client level. At times, we face competition from other resellers offering the same or similar equipment from the same technology partners. In general, these competitors are regional.

        We compete with Companies that characterize themselves as storage solution providers, such as Bell Microsystems, Cranel, Datalink, and Stornet. Some of these, such as Bell Microsystems, are large component resellers who have recently moved into the market for complete solution delivery. Others, such as Datalink, have applied the solution sale model for a longer time.

Employees

        As of June 30, 2002, we employed 63 people, all but one in full-time positions. None of our employees are subject to collective bargaining agreements. We believe that our relations with our employees are good.

Property

        SANZ occupies 6,725 square feet of office and lab space in Castle Rock, Colorado. The lease for the Castle Rock facility expires on May 31, 2004. The monthly rent under this lease is $9,578 plus the costs of utilities, property taxes, insurance, repair and maintenance expenses, and common area utilities.

        We also lease office space (and lab space in our Norwalk, Connecticut office) for the following regional offices:

  Office Location        Lease Expiration    Monthly Rent   Square Footage
  ---------------        ----------------    ------------   --------------
  Boston, MA              July 31, 2005         $3,975          2,168
  Colorado Springs, CO    Month-to-month        $  724          1,250
  Norwalk, CT             June 30, 2003         $6,096          5,000
  Phoenix, AZ            October 15, 2005       $3,148          1,757

        We acquired our Norwalk and Boston offices through the December 2001 acquisition of ITIS. During 2001, we closed our regional offices in Englewood, Colorado, Boulder, Colorado and Austin, Texas. We will continue to pay rent for the Boulder and Austin offices through July 2003, and have accrued the obligation for the life of the lease. The lease for a previously closed ITIS office in Orlando, FL continues until January 2006, and we have accrued the obligation for the time estimated to sublease this office. Unless these three offices are subleased or the lease terminated, we will remain obligated to make lease payments, currently totaling $11,388 per month.

        We believe that our properties, equipment, fixtures and other assets are adequately insured against loss, that suitable alternative facilities are readily available if the lease agreements described above are not renewed, and that our existing facilities are adequate to meet current requirements.

Legal Proceedings

        As described below, we recently concluded two legal matters for which we previously had recorded reserves.

3Si. In May 1999, we filed a lawsuit against 3Si Holdings, Inc. (“3Si”), seeking payment of unpaid invoices in the approximate amount of $2,000,000. 3Si initially agreed to settle the lawsuit and pledged certain shares of 3Si common stock to secure that settlement. 3Si subsequently filed a new lawsuit seeking to set aside the original settlement and, in addition, seeking substantial additional damages against SANZ, our operating subsidiary Storage Area Networks, Inc., the founders of Storage Area Networks, and certain other individuals not associated with SANZ.

        Over time, we determined that our prospects for recovery were declining. The 3Si shares pledged to us as security were decreasing in price, and we continued to write down their value on our books. In December 2001 SANZ, 3Si and most of the other parties to the lawsuit entered into a global settlement agreement, providing for (among other things) mutual releases, without payment, between SANZ and 3Si, SANZ’ forgiveness of the account receivable from 3Si and the associated release of the pledge on the shares of 3Si common stock securing the original settlement, and the surrender to SANZ of a total of approximately 170,000 shares of SANZ common stock by L.W. Buxton and Warren Smith, the founders of Storage Area Networks, Inc.

XS Data. SANZ initiated legal action against XS Data Solutions, Inc. in April 2001 in an attempt to collect a $2,000,000 account receivable generated in 2000. At the time the legal action was initiated, XS Data Solutions had no remaining cash resources, and had not been successful in several attempts to arrange additional financing. During the course of litigation, we determined that XS Data’s limited resources made full recovery unlikely. Late in 2001, XS Data located a buyer for its business. A condition to the purchase was settlement of our lawsuit. We agreed to settle, and were paid $50,000 in cash and received a $250,000 non interest-bearing note, payable quarterly over three years and secured by the equipment we initially sold to XS Data. XS Data subsequently defaulted on two of its note payments and, on July 9, 2002, filed for bankruptcy. However, after reserves that have been recorded against the note, we believe that the collateral securing the note has a value at least equal to the amount that remains due to us. We are currently seeking to enforce payment on the note or, in the alternative, to recover the collateral.

Market for Our Shares and Related Shareholder Matters

        Our common stock is quoted on the Over-the-Counter Bulletin board under the symbol “SANZ.” The following table shows the quarterly range of high and low bid quotations for our shares since January 1, 2000. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions. The trading market in our securities may at times be moderately illiquid due to low volume.

                                      Common Stock
                                 --------------------
                                $ High          $ Low
                                 -----          -----
      2002
      ----
      First Quarter              1.14           0.65
      Second Quarter             0.75           0.40

      Third Quarter
      (through July 22)          0.52           0.37

      2001
      ----
      First Quarter              1.50           0.80
      Second Quarter             1.62           0.80
      Third Quarter              1.19           0.77
      Fourth Quarter             1.14           0.78

      2000
      ----
      First Quarter             19.75          18.75
      Second Quarter            10.00          10.00
      Third Quarter             4.625          4.625
      Fourth Quarter            1.375          1.125

        On July 22, 2002, the last reported sale price for our common stock was $0.38.

Holders

        As of July 22, 2002, there were 38,438,318 SANZ shares outstanding, held of record by approximately 350 registered holders. Registered holders include brokerage firms and clearinghouses holding our shares for their clientele, with each brokerage firm and clearinghouse considered as one holder.

Dividend Policy

        We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, for the operation and development of our business, and do not intend to pay any dividends in the foreseeable future.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies and Estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. In applying our accounting principles, we must often make individual estimates and assumptions regarding expected outcomes or uncertainties. As you might expect, the actual results or outcomes are generally different than the estimated or assumed amounts. These differences are usually minor and are included in our consolidated financial statements as soon as they are known. Our estimates, judgments, and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

We periodically review the carrying value of our goodwill and other intangible assets when events and circumstances warrant such a review. One of the methods used for this review is performed using estimates of future cash flows. If the carrying value of our goodwill or other intangible assets is considered impaired, an impairment charge is recorded for the amount by which the carrying value of the goodwill or other intangible assets exceeds its fair value. We believe that the estimates of future cash flows and fair value are reasonable. Changes in estimates of such cash flows and fair value, however, could affect the calculation. It is at least reasonably possible that the estimates we use to evaluate the realizability of goodwill will be materially different from actual amounts or results.

Based on an assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, we believe that our consolidated financial statements provide a meaningful and fair perspective of our company. We do not suggest that other general risk factors, such as those discussed elsewhere in this report, could not adversely impact our consolidated financial position, results of operations or cash flows.

General

SANZ’ current business operations commenced in 2000 through the combination of three private companies, CoComp, ValueTech and Storage Area Networks, with a public company, Citadel Environmental Group, Inc. In October 2001, we acquired operating assets of ECOSoftware Systems, Inc., and effective December 31, 2001, we acquired ITIS Services, Inc., a data storage company operating out of Norwalk, CT.

The consolidated financial statements discussed below include the accounts of Storage Area Networks, Inc. for all periods presented, plus subsidiaries from the dates of their acquisition by SANZ. All significant intercompany balances have been eliminated.

ITIS Services was acquired as of December 31, 2001, and while its assets and liabilities as of that date are included in the December 31, 2001 balance sheet, its results of operations are not reflected for periods ending on or prior to December 31, 2001.

Results of Operations

Quarter Ended March 31, 2002 Compared to Quarter Ended March 31, 2001

ITIS Services was acquired as of December 31, 2001. Its results of operations are reflected in SANZ’ results of operations for the quarter ended March 31, 2002, but not in the quarter ended March 31, 2001.

Sales. Our sales increased by $5.8 million during the three months ended March 31, 2002 from $3.4 million for the three months ended March 31, 2001 to $9.2 million for the three months ended March 31, 2002. Of this amount, $2.8 million was attributable to the acquisition of ITIS. Increased spending in the commercial market for data storage solutions during the first quarter of 2002 accounted for the remainder of the increase. Sales were heavily weighted toward the commercial market during the first quarter of 2002 with 67% of sales generated by sales to commercial customers.

Gross Profit. Gross profit as a percent of sales was 21% for the quarters ended March 31, 2002 and March 31, 2001.

Engineering, Selling, General and Administrative. Engineering, selling, general and administrative expenses increased by $710,000 during 2002 compared to the same period in 2001. Reductions in these expenses within SANZ’ historical business were offset by increases due to: our acquisition of ITIS Services, Inc., which added approximately $768,000 of these expenses for the 2002 quarter; approximately $75,000 in expenses associated with reductions in elimination of workforce redundancies due to the combination of the businesses; and approximately $225,000 in market development costs for our integrated product solutions.

Interest Expense. Interest expense increased from $9,332 for the three months ended March 31, 2001 to $62,800 for the comparable 2002 period due to borrowings on the line of credit during 2002.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

ITIS Services was acquired as of December 31, 2001, and while its assets and liabilities as of that date are included in the December 31, 2001 balance sheet, its results of operations are not reflected for periods ending on or prior to December 31, 2001.

Sales. SANZ’ sales increased by $2.8 million, or 16%, during the year ended December 31, 2001, from $18.3 million for the year ended December 31, 2000. The increased sales were primarily in the federal sector, due to heightened demand for data storage, and back-up/restore functionality.

Gross Margin. Gross margin for the year ended December 31, 2001 was 15%, compared to a gross margin of 25% for the year ended December 31,2000. The gross margin for 2000 included a credit related to the settlement of a disputed payable. Excluding this credit, the gross margin would have been 22%. The decrease in margin was caused by a change in the revenue mix from a more balanced mix of commercial and governmental sales in 2000, to a concentration of governmental sales in 2001. During 2002, we anticipate that revenue contribution from federal markets will be reduced on a percentage basis due to increased sales into the commercial markets as economic conditions improve and as we reflect the addition of commercial revenue generated from the ITIS acquisition.

Selling, General and Administrative. Selling, general and administrative expenses increased by $1.2 million during 2001. Selling expenses increased by $1 million due to a staffing increase from six to twelve sales people to support growth of our commercial business and costs associated with the marketing of our new integrated solution products, EarthWhereTM and SANZstreamTM. Engineering costs increased by $200,000 as a result of the development effort associated with those integrated solutions and the need to expand technical resources to support new vendor technologies critical to our growth efforts. During 2000, SANZ recorded $500,000 compensation expense in conjunction with the termination of an executive employment contract. During 2001, no comparable cost was incurred.

During 2000 and 2001, we filed litigation to collect accounts receivable from two customers, 3Si and XS Data. In December 2001, we entered into binding settlements of these disputes due to the declining value of these assets and the increasing demands on management’s time. In the 3Si settlement, we forgave the account receivable from 3Si and released the associated pledge on the shares of 3Si common stock securing the original settlement. In the XS Data settlement, we were paid $50,000 in cash and a $250,000 non interest-bearing note, payable quarterly over three years and secured by the equipment we initially sold to XS Data. In connection with these settlements, during the year ended December 31, 2001, we recorded an additional charge of $480,000 in receivable write-offs, and $900,000 to write-off investment securities.

Interest Expense. During 2001, interest expense decreased by $43,000. This decrease is primarily due to the reduction in interest associated with the decrease in outstanding debt.

Liquidity and Capital Resources

March 31, 2002

Our cash position decreased by $3.5 million from December 31, 2001, to $1.8 million in cash and cash equivalents at March 31, 2002.

For the three months ended March 31, 2002, our continuing operating activities used $4.9 million of cash compared to $1 million of cash generated during the comparable period in 2001. The increase in cash use primarily is due to payments of accounts payable and accrued expenses.

Cash from investing activities decreased from $227,000 generated in the prior year to $72,000 used in the current year. This decrease primarily is the result of a certificate of deposit maturing in the prior year.

We used cash for financing activities in the prior year of $446,000 compared to cash provided from financing in the current year of $1.4 million. This is due to the sale of common stock and borrowings on the line of credit in 2002.

During the first quarter of 2002 we closed a private offering of units, at $6,800 per unit, that raised $798,018, net of fees. Each unit consisted of 10,000 shares and a five- year warrant to purchase 2,000 shares at $.85 per share. A total of 1,415,700 shares and 431,450 warrants, including those issued as placement agent compensation, were issued in this offering.

During May 2001, SANZ finalized a $2.5 million line of credit agreement with Wells Fargo Business Credit, Inc. As of March 31, 2002, we had borrowed $776,049 against this line of credit for working capital needs.

On July 1, 2002, the line of credit was increased to $5.0 million. Covenants permit the lender to declare the loan in default if we do not meet the net income and book net worth levels that we have agreed to maintain. These levels were determined based upon our discussions with the lender, and we believe that we will be able to maintain these covenants. Current working capital, coupled with this recent private placement and the line of credit, should finance operations for 2002. However, we may need to raise additional funds due to current economic conditions and the unpredictable nature of the market.

December 31, 2001 compared to December 31, 2000

ITIS Services was acquired as of December 31, 2001. Its assets and liabilities as of that date are included in our balance sheet as of December 31, 2001, but not at December 31, 2000.

SANZ’ cash position increased by $5 million during 2001. At December 31, 2001, the Company had $5.3 million in cash and cash equivalents compared to $300,000 at December 31, 2000.

For the year ended December 31, 2001, our continuing operating activities generated $1.2 million of cash compared to $5 million of cash used during the prior year. This increase primarily is due to an increase in accounts payable offset by the increase in net loss, as well as our receipt of a $3 million receivable ahead of the scheduled payment of the associated payable of $2.4 million. Accounts payable, accrued expenses, accounts receivable and deferred revenue were higher than at December 31, 2000 due to our increased level of business, and the addition of ITIS accounts to our balance sheet, effective December 31, 2001.

Cash used in investing decreased from $3.3 million in the prior year to $106,000 in the current year. This decrease primarily is the result of acquisitions in the prior year.

Cash provided by financing was $3.9 million in 2001, compared to $5.8 million in 2000, due to decreased proceeds from the sale of equity partially offset by a reduction in debt payments.

During May 2001, SANZ finalized a $2.5 million line of credit agreement with Wells Fargo Business Credit, Inc. As of December 31, 2001, we had not drawn any funds against this line of credit.

Capital Expenditures

During the year ended December 31, 2001, we purchased $417,000 of property and equipment for cash. We anticipate a comparable level of spending on capital expenditures during 2002.

Seasonality

Historically, we have not experienced seasonality in our business, although our revenue is subject to fluctuation due to government and commercial purchasing cycles. See “Investment Considerations,” below.

Effect of New Accounting Pronouncements

In 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 (SFAS 141), Business Combinations. This standard eliminates the pooling method of accounting for business combination initiated after June 30, 2001. In addition, SFAS 141 addresses the accounting for intangible assets and goodwill acquired in a business combination. This portion of SFAS 141 is effective for business combinations completed after June 30, 2001. The Company does not expect SFAS 141 to have a material effect on the Company’s financial position or results of operations.

In 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142 (SFAS 142), Goodwill and Intangible Assets, which clarifies the accounting for impairments to purchased goodwill and intangible assets. Under SFAS 142, goodwill and intangible assets with indefinite lives will no longer be amortized, but will be tested for impairment annually and also in the event of an impairment indicator. SFAS 142 is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS 142 will decrease annual operating expenses by approximately $300,000. The Company adopted SFAS 142 on January 1, 2002.

In 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. This standard addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The Company does not expect SFAS 144 to have a material effect on the Company’s financial position or results of operations.

MANAGEMENT

Our directors and executive officers are identified below. Directors are elected for one-year terms at the annual meeting of our shareholders. The board of directors elects executive officers annually. Messrs. Busk, Reilly, and O’Reilly became officers and/or directors (as indicated) effective December 19, 2001, in accordance with our acquisition agreement with ITIS. There are no other arrangements or understandings between any officer or director and any other person pursuant to which anyone was or is to be selected as an officer or director.

John Jenkins, Age 52, Chairman, CEO and President since November 2000. From January 1995 through June 2000, Mr. Jenkins was CEO, president and a director of TAVA Technologies, Inc., where he led the build-out of a national systems integration business. In 1999, all outstanding TAVA shares were sold in a cash transaction approved by TAVA shareholders. From 1990 until he joined TAVA in 1995, he had served as president of Morgan Technical Ceramics, Inc., a wholly-owned subsidiary of Morgan Crucible plc, a diversified industrial products company based in England and publicly-traded on the London stock exchange. From 1993 until 1990, Mr. Jenkins served in various capacities (most recently as vice president and general manager) with the structural ceramic division of Coors Ceramic Company, a subsidiary of Adolph Coors Company. Mr. Jenkins holds a B.S. from the University of Washington and a J.D. from the University of Denver.

Fred T. Busk, Age 35, Chief Operating Officer, Executive Vice President and Director since December, 2001, pursuant to our acquisition agreement with ITIS. Prior to April 2000, when he joined ITIS as its president, Mr. Busk served as president and CEO of the Bank of Bermuda (NY) Limited, which he served in various capacities beginning in 1993. He remains a director of The Bank of Bermuda (NY). Mr. Busk also is a director of Measurisk LLC and a Trustee of the New York Chapter of the Leukemia Society of America. Mr. Busk graduated with a B.A. in Philosophy and Religion from Colgate University.

Brendan Reilly, Age 36, Chief Technology Officer and Director since December, 2001, pursuant to our acquisition agreement with ITIS. Mr. Reilly, a co-founder of ITIS, spent seven years with EMC Corporation in various capacities, most recently as senior territory manager, before founding ITIS in 1998. During the two years before joining EMC, he co-founded and operated Veritas International Trading Company, an import-export company conducting East Asian trade for companies such as LL Bean, Starter and Redman. Mr. Reilly earned his undergraduate degree in Business Marketing from Providence College.

Robert K. Brooks, Age 58, Director since June 2000. Mr. Brooks has over 30 years of experience in the information technology industry, having held positions in recruiting, sales and management. In June 1993, he became chairman and managing partner of The Systems Group and Technical Directions, Inc., after it merged with his contract programming, consulting and project management firm. In January 1995, The Systems Group was acquired by ACS Technology Solutions, a wholly owned subsidiary of Affiliated Computer Services, an international IT services company (NYSE:ACS). From June 1995 through December 1999, Mr. Brooks served as senior vice president of Affiliated Computer Services and as executive vice president of ACS Technology Solutions, Inc. Currently, he is a director of Cornus Corporation of Medford, Oregon, a privately held desktop software products company. He received a Bachelor of Science Degree in Psychology from the University of New Mexico.

William R. Hipp,Age 61, Director since June 2000. Mr. Hipp retired from active employment in April 2002. He was one of the co-founders of 2M Invest, a venture capital company based in Copenhagen, Denmark in 1994, and served as its Managing Partner of US operations. Before founding 2M in 1994, Mr. Hipp served as president and CEO of RadioMail Corporation (now BlueKite) (1992 - 1994), president of Dowty Network Systems (1990 - 1992) and vice president of Hughes Lan Systems (Sytek) (1985 - 1990). Prior to that time he was a Colonel in the US Air Force running advanced computer systems for that service. He is a director of BlueKite and i'TeleWeb, both private companies. Mr. Hipp holds an MBA in Finance and Economics from the University of Southern California.

Holly J. Burlage, Age 38, Senior Vice President of Finance and Treasurer, joined SANZ in February 2001. From 1994 until 2001, Ms. Burlage held multiple financial positions with Integrated Security Systems, Inc. (ISSI), a publicly traded security software provider. From 1999 until 2001, she was Executive Vice President and Chief Financial Officer of ISSI. During 1994, Ms. Burlage was Corporate Controller for Signature Home Care Group, Inc., and from 1989 to 1994 she was Controller and chief accounting officer of National Heritage, Inc., a publicly traded long-term care company. Ms. Burlage holds a B.B.A from Baylor University.

Hugh A. O’Reilly, Age 38, General Counsel and Senior Vice President, Legal and Administration, joined SANZ in December 2001 pursuant to our acquisition agreement with ITIS, where he had served as Senior Vice President – Finance and Administration and General Counsel. Mr. O’Reilly joined ITIS in October 2000. Prior to joining ITIS, Mr. O’Reilly was a partner at Nutter, McClennen & Fish LLP, a law firm based in Boston, Massachusetts, where he practiced corporate law for eleven years and served as the primary outside counsel for ITIS. Mr. O’Reilly holds a J.D. from Vanderbilt University and an A.B in English from Dartmouth College

Board Committees

        The Board of Directors has established a compensation committee and an audit committee, each consisting of Mr. Hipp and Mr. Brooks. The audit committee members are independent as defined by the National Association of Securities Dealers’ listing standards. The Board also has a standing nominating committee, consisting of Messrs. Hipp, Brooks, Jenkins, and Busk. Mr. Hipp is the chairman of this committee.

Management Compensation

Summary Compensation Table

        The following table sets forth information regarding compensation paid during the past three fiscal years to our Chief Executive Officer and to any of the four most highly compensated executive officers who earned total salary and bonus in excess of $100,000 per year during the year ended December 31, 2001.

                                                              Long Term
                         Annual Compensation                 Compensation
                         -------------------                 ------------
Name and                                        Annual       Securities      All other
principal                                       Compen-      Underlying      compen-
position         Year    Salary($)   Bonus($)   sation($)  Options/SARs(#)   sation($)
---------        ----    --------    -------    --------   --------------    --------
John Jenkins     2001    $188,469      -0-       $-0-            -0-           -0-
President and
CEO              2000(1) $ 58,230(2)   -0-        -0-         300,000(3)       -0-
---------------- ------  --------    -------    ----------   -------------   --------
Holly J. Burlage
Vice President   2001    $143,175(2)   -0-        -0-          30,000(3)       -0-
and CFO
================ ====   ===========  =======    ==========   =============   ========
(1)	Mr. Jenkins became CEO and President in November 2000.
(2)	Represents compensation paid pursuant to consulting agreements.
(3)	These options are exercisable at $2.25 per share and vest in increments of one-third annually.

Option and Stock Appreciation Right Grants Table

        The following table sets forth information regarding the grant of options and stock appreciation rights during the year ended December 31, 2001, to each of our executive officers required to be named in the Summary Compensation Table.

                Number of Securities    Percent of total options/     Exercise or
                Underlying Options/   SARs granted to employees in    base price    Expiration
 Name             SARs granted (#)           fiscal year (%)            ($/Sh)         date
 ----           --------------------  ----------------------------    -----------   ---------
Holly J. Burlage     30,000                 Less than 1%                $2.25         02/28/08

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

        The following table shows the number of shares underlying unexercised options held at December 31, 2001 by each of the executive officers required to be named in the Summary Compensation Table, and the aggregate dollar value of in-the-money, unexercised options held at the end of the fiscal year. SANZ has not granted any stock appreciation rights.

                                   Number of                      Value of
                                  unexercised                   unexercised
                                   options at                   in-the-money
                                   FY-end (#)                    options at
Name                        exercisable/unexercisable             FY-end($)
----                        -------------------------           ------------
John Jenkins, CEO               100,000/200,000                      -0-(1)

Holly J. Burlage, CFO            10,000/20,000                       -0-(1)

_______________
(2)	These options are exercisable at $2.25 per share, in excess of the market price of the shares at December 31, 2001.

Compensation of Directors

        In September 2001, we granted 15,000 options, exercisable at $.81 per share (the market value on the date of grant), to each of our non-employee directors, Messrs. Brooks and Hipp. We paid no cash compensation to our directors for their services as directors during 2001.

Employment Contracts and Termination of Employment
and Change in Control Arrangements

        We have three year employment agreements with Messrs. Jenkins, Busk, Reilly and O’Reilly which require us to continue paying their salaries for a period of 12 months following termination of employment in the following cases:

°	if the employee terminates his employment within 90 days following change of control events,
°	if the employee terminates his employment due to our material change of his employment conditions; or
°	if we terminate his employment agreement other than for cause.

SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The table below reflects the number of shares beneficially owned as of June 15, 2002 by:

°	each person or group we believe to be the beneficial owner of more than five percent of our shares;

°	each director;

°	all executive officers required to be named in the Summary Compensation Table; and

°	all directors and executive officers as a group.

Beneficial ownership includes shares represented by all options that are exercisable within 60 days after June 15, 2002.

                                               Amount and Nature of      Percent
Name and Address of Beneficial Owner           Beneficial Ownership      of Class

John Jenkins                                        415,000(1)             1.07%
900 West Castleton Road, Suite 100
Castle Rock, CO  80104

Fred T. Busk, III                                 2,579,887(2)             6.46%
50 Day Street
Norwalk, CT 06854

Brendan T. Reilly                                 4,839,117(3)            12.59%
50 Day Street
Norwalk, CT 06854
Holly J. Burlage                                    370,000(4)                 *
900 West Castleton Road, Suite 100
Castle Rock, CO  80104

Hugh A. O'Reilly                                  1,011,311(5)             2.57%
50 Day Street
Norwalk, CT 06854

Robert K. Brooks                                    100,000(6)                 *
900 West Castleton Road, Suite 100
Castle Rock, CO  80104

William R. Hipp                                      93,333(6)                 *
900 West Castleton Road, Suite 100
Castle Rock, CO  80104

All executive officers and                        9,287,032               22.45%
  directors as a group (7 persons)

Hollger LLC(7)                                    2,797,209                7.28%
c/o 5 Mile Ventures
95B Rowayton Avenue
Rowayton, CT 06855

Andrew K. Reilly                                  4,839,117               12.59%
7 Extension Street
Newport, RI

_________________

* Less than 1%.

(1)	Includes 100,000 shares underlying an option currently exercisable at $2.25 per share, 40,000 shares underlying a warrant currently exercisable at $.625 per share, and 40,000 shares underlying a warrant currently exercisable at $1.25 per share.

(2)	Includes 150,000 shares underlying an option currently exercisable at $.33 per share and 1,345,677 shares underlying an option currently exercisable at $.625 per share. A total of 1,719,924 of the shares (including shares issuable under options are under a lock-up agreement, pursuant to which 171,992 shares will cease to be restricted on October1, 2002, and the remaining 1,547,932 shares will cease to be restricted on December 20, 2002.

(3)	Includes 3,629,338 shares which are under a lock-up agreement, of which 403,260 shares will cease to be restricted on October 1, 2002 and the remaining 3,226,078 shares will cease to be restricted on December 20, 2002.

(4)	Includes 10,000 shares underlying an option currently exercisable at $2.25 per share, 10,000 shares underlying a warrant currently exercisable at $.625 per share, 10,000 shares underlying a warrant currently exercisable at $1.25 per share; 100,000 shares underlying a warrant currently exercisable at $.81 per share; 100,000 shares underlying a warrant currently exercisable at $.89 per share; and 100,000 shares underlying a warrant currently exercisable at $1.00 per share.

(5)	Includes:200,000 shares underlying an option currently exercisable at $.33 per share; 494,253 shares underlying an option currently exercisable at $.625 per share; and 261,447 shares underlying an option currently exercisable at $.70 per share. A total of 746,395 shares (including shares issuable under options) are under a lock-up agreement, pursuant to which 74,639 shares will cease to be restricted on October 1, 2002 and the remaining 671,756 shares will cease to be restricted on December 20, 2002.

(6)	Includes 5,000 shares underlying an option currently exercisable at $10.82 per share, 15,000 shares underlying an option currently exercisable at $.81 per share, 10,000 shares underlying a warrant currently exercisable at $.625 per share and 10,000 shares underlying a warrant currently exercisable at $1.25 per share.

(7)	Messrs. Gary Holloway and Konrad Kruger may each be deemed to have voting and dispositive power over the shares held by Hollger, LLC.

SELLING SHAREHOLDERS

        The selling shareholders may offer and sell a total of 32,395,950 SANZ shares under this prospectus. The following table sets forth, to the best of our knowledge, based on information as of 2002 provided to us by the selling shareholder:

°	the number of SANZ shares beneficially owned by each selling shareholder; and

°	the number of shares being offered by each selling shareholder under this prospectus.

        The selling shareholders have provided all information with respect to share ownership as of June 15, 2002. The selling shareholder identified below may have sold, transferred, or otherwise disposed of all or a portion of their SANZ securities since that date, in transactions exempt from the registration requirements of the Securities Act. Except as described below, none of the selling shareholders holds any position or office with, or has otherwise had a material relationship with, SANZ or any of its predecessors or affiliates for the past three years.

                         Financing
                             or               Shares beneficially                               Shares beneficially
                         Acquisition       owned prior to offering(2)                          owned after offering(3)
                          in Which                               Percent       Shares                               Percent
                          Offered                    Warrants      of       registered                  Warrants      of
Identity of                Shares     Outstanding      and     outstanding   for Sale    Outstanding      and     outstanding
selling shareholder      Acquired(1)    Shares       Options     shares     in Offering     Shares      Options     shares

Hany Abdelnour            A, B, D      38,112       29,143        *          67,255             -            -         -
Khaled Abdel-Latif        A             4,800        2,400        *           7,200             -            -         -
John Aitken               B            84,992       16,998        *         101,990             -            -         -
Alessandra Andreani       A            23,968       11,984        *          35,952             -            -         -
Goeran Appelgren          A            15,960        7,980        *          23,940             -            -         -
Aiggins D. Bailey,
  Trustee; Bailey
  Family Trust                         29,200       14,600        *          43,800             -            -         -
Vicki D. E. Barone        D                 -       88,133        *          88,133             -            -         -
Ibrahim Bassil            B             4,955          991        *           5,946             -            -         -
Steven M. Bathgate(6)     A, D        160,000       80,000        *         240,000             -            -         -
Silvia Belardo            A            23,960       11,980        *          35,940             -            -         -
Filippo Bellantoni        A            11,988        5,994        *          17,982             -            -         -
Wilson Benjamin           A           199,968       99,984        *         299,952             -            -         -
John Benstead-Smith       B            12,492        2,498        *          14,990             -            -         -
Ross Bernstein(5)         A           105,065    1,375,326    3.72%          30,000        85,065    1,365,326     3.64%
Pete Bloomquist           D                 -      101,000        *         101,000             -            -         -
Jan Bodilsen              B             9,992        1,998        *          11,990             -            -         -
Domenico Bonfili          B             9,992        1,998        *          11,990             -            -         -
Daniele Bonifazi          B             9,948        1,990        *          11,938             -            -         -
Roland Bonnici            A            10,000        5,000        *          15,000             -            -         -
Ronald A. Both            A, E         50,000       20,000        *          60,000        10,000            -         *
Gianluca Bozzi            B             9,992        1,998        *          11,990             -            -         -
Lars Brehmer              A            20,000       10,000        *          30,000             -            -         -
Robert K. Brooks(4)       A            60,000       40,000        *          60,000        20,000       20,000         *
Alexander K. Buck         C           489,512            -    1.27%         489,512             -            -         -
N. Harrison Buck          C           349,651            -        *         349,651             -            -         -
Liz Buffini               D            12,400            -        *          12,400             -            -         -
Mike and Liz Buffini, JT  A             7,968        3,984        *          11,952             -            -         -
James Bunting             A           160,000       80,000        *         240,000             -            -         -
Leo Burghouwt             B            19,984        3,996        *          23,980             -            -         -
Holly J. Burlage(4)       A, E         40,000      400,000    1.13%         410,000             -       30,000         *
Fred T. Busk, III(4)(7)   C         1,084,210    1,495,677    6.46%       1,084,210             -    1,495,677     3.75%
Lorenzo Fonzone Caccese   A            23,960       11,980        *          35,940             -            -         -
Giuseppe Calvano          A             3,963        1,982        *           5,945             -            -         -
Tonino Cardarelli         B            19,940        3,988        *          23,928             -            -         -
Andrea Caroppo            A             4,000        2,000        *           6,000             -            -         -
Roberto Canensi           B             9,992        1,998        *          11,990             -            -         -
Giancarlo Cangiano        A            12,000        6,000        *          18,000             -            -         -
Vincenzo Cantu            A             7,960        3,980        *          11,940             -            -         -
Stuart Canwell            B            22,051        4,410        *          26,461             -            -         -
Alessio Caprioli          B             9,963        1,993        *          11,956             -            -         -
Maria Grazia Carletti     B            29,992        5,998        *          35,990             -            -         -
Pasquale Casillo          A            80,000       40,000        *         120,000             -            -         -
Marco Castaldo            A, D          8,000      185,674        *         193,674             -            -         -
Michael Chamier           B             4,963          993        *           5,956             -            -         -
Giuseppe Chianese         A             4,000        2,000        *           6,000             -            -         -
Scott Christie(6)         A           320,000      160,000    1.24%         480,000             -            -         -
Steve Cohen               A           124,000       62,000        *         186,000             -            -         -

                         Financing
                             or               Shares beneficially                               Shares beneficially
                         Acquisition       owned prior to offering(2)                          owned after offering(3)
                          in Which                               Percent       Shares                               Percent
                          Offered                    Warrants      of       registered                  Warrants      of
Identity of                Shares     Outstanding      and     outstanding   for Sale    Outstanding      and     outstanding
selling shareholder      Acquired(1)    Shares       Options     shares     in Offering     Shares      Options     shares

Stefano Coluzzi           B            20,000        4,000        *          24,000             -            -         -
Matteo D'Alessio          A            23,920       11,960        *          35,880             -            -         -
Alfredo D'Angelo          A            31,944       15,972        *          47,916             -            -         -
Gianluca De Crescenzo     A            15,957        7,978        *          23,935             -            -         -
Marc Defourny             B            14,984        2,996        *          17,980             -            -         *
Roger DeLange             B             7,992        1,598        *           9,590             -            -         -
Khalil Dirani             B            68,492       13,698        *          82,190             -            -         -
Double Eagle, Inc. (8)    A            90,000       40,000        *         120,000        10,000            -         *
Kirk Drabing              A            50,010       40,000        *          60,000        10,010       20,000         *
Jeffrey M. Drabing        A            70,000       20,000        *          60,000        30,000            -         *
Michael S. Drabing        A            73,000       20,000        *          60,000        33,000            -         *
David Drennen             D                 -       26,000        *          26,000             -            -         -
Blake Drexler             C           559,440            -    1.46%         559,440             -            -         -
Richard John Eccles       B             4,992          998        *           5,990             -            -         -
Patrick El-Fadel          B             9,966        1,993        *          11,959             -            -         -
Fred Emich III            A            40,000       20,000        *          60,000             -            -         -
Estate Management
 Services Inc. (9)        A            66,750       30,000        *          90,000         6,750            -         *
Heather Evans             A                 -        8,000        *           8,000             -            -         -
Rocco Falotico            A            16,000        8,000        *          24,000             -            -         -
George H. Fancher Jr.     A            40,000       20,000        *          60,000             -            -         -
Neal Feagans              A            44,500       20,000        *          60,000         4,500            -         *
Jeffery W. Felton         A                 -       20,000        *          20,000             -            -         -
Gian Luigi Vita Fingi     B            19,992        3,998        *          23,990             -            -         -
Fitel Nominees Limited
 (WH Ireland) (10)        A            16,000        8,000        *          24,000             -            -         -
Richard A. Fontane        A            40,000       20,000        *          60,000             -            -         -
Thomas Forti              A                 -       20,000        *          20,000             -            -         -
Maria Rosaria Fullone     B             9,992        1,998        *          11,990             -            -         -
Gabriella Gabrielli       A            36,800       18,400        *          55,200             -            -         -
Generation Capital
 Associates (11)          A                 -      160,000        *         160,000             -            -         -
Ali Ghanbarian            A            40,000       20,000        *          60,000             -            -         -
Laudy Ghantous            A            10,376        5,000        *          15,000           376            -         *
Wilhelm Giertsen          A            85,960       15,980        *          47,940        54,000            -         *
Giancarlo Giordano        A            15,968        7,984        *          23,952             -            -         -
Lugli Giorgio             B             9,990        1,998        *          11,988             -            -         -
Alan & Trena Goldberg     A            40,000       20,000        *          60,000             -            -         -
Christopher Gomolak(5)    C             1,567       57,554        *           1,567             -       57,554         *
Vincento Graniero         A             8,000        4,000        *          12,000             -            -         -
Georgio Greco             B            99,953       19,991        *         119,944             -            -         -
Greenwich Capital
 Fin. Products, Inc.(12)  C           699,304            -    1.82%         699,304             -            -         -
Chris Gruske              C           279,723            -        *         279,723             -            -         -
Magnus Gunderson          A            20,000       10,000        *          30,000             -            -         -
Gerald T. Halpin
 Rev. Trust               C           356,643            -        *         356,643             -            -         -
William F. Heins          C           139,859            -        *         139,859             -            -         -
Dylan Hernandez           D            25,000       49,500        *          74,500             -            -         -
William Ray Hipp(4)       A            53,333       40,000        *          80,000        13,333       20,000         *
Hollger LLC (13)          C         2,797,209            -    7.28%       2,797,209             -            -         -
Nick Holloway             C            69,931            -        *          69,931             -            -         -
Michel B. Hopkins Trust   A            40,000       20,000        *          60,000             -            -         -
Richard Huebner(6)        A            40,000       20,000        *          60,000             -            -         -
Edward Iacino             A           100,000       50,000        *         150,000             -            -         -
Mariano Iaccarino         A             8,000        4,000        *          12,000             -            -         -
IBI Bank AG (14)          A           239,976      119,988        *         359,964             -            -         -
John Jenkins(4)           A           235,000      380,000    1.58%         240,000        75,000      300,000         *
Ingi Johannesson          A            16,000        8,000        *          24,000             -            -         -
Stefano Kustermann        A             5,960        2,980        *           8,940             -            -         -
Richard Kelly(6)          A            16,000        8,000        *          24,000             -            -         -
William P. Ketcham        C            13,986            -        *          13,986             -            -         -
Lisa Kirby                A            20,000       10,000        *          30,000             -            -         -

                         Financing
                             or               Shares beneficially                               Shares beneficially
                         Acquisition       owned prior to offering(2)                          owned after offering(3)
                          in Which                               Percent       Shares                               Percent
                          Offered                    Warrants      of       registered                  Warrants      of
Identity of                Shares     Outstanding      and     outstanding   for Sale    Outstanding      and     outstanding
selling shareholder      Acquired(1)    Shares       Options     shares     in Offering     Shares      Options     shares

Jon B. Kruljac            A            20,000       10,000        *          30,000             -            -         -
Fabio LaValle             D            19,996        3,999        *          23,995             -            -         -
Paolo LaValle             D            19,996        3,999        *          23,995             -            -         -
Cohn Layng and Amanda
 Layng, TTEES, Layng
 1992 Family TR                        34,963            -        *          34,963             -            -         -
Oded Levy                 A            80,000       40,000        *         120,000             -            -         -
Hans Levin                A             3,968        1,984        *           5,952             -            -         -
Lucio Licciardi           A            15,960        7,980        *          23,940             -            -         -
Linstead Hedge Fund (15)  A           532,000      266,000    2.06%         798,000             -            -         -
J. Scott Liolios(6)       A, E         20,000      169,000        *         189,000             -            -         -
Liolios Group, Inc. (16)  E                 -      200,000        *         200,000             -            -         -
Mario Luongo              A            11,968        5,984        *          17,952             -            -         -
Mustafa Mahmoud           A            20,000       10,000        *          30,000             -            -         -
Luca Mazzariello          A            28,000       14,000        *          42,000             -            -         -
Gary W. McCarthy          C           713,289            -    1.86%         713,289             -            -         -
Eugene C. McColley(6)     A            40,000       20,000        *          60,000             -            -         -
Morris McDonald           A, D         80,000       48,400        *         128,400             -            -         -
James Edgar McDonald
 Rev. Living Trust        A            84,000       40,000        *         120,000         4,000            -         *
Virginia Stevens
 McDonald Rev.
 Living Tr.               A            84,000       40,000        *         120,000         4,000            -         *
Paolo Mecarini            B            19,940        3,988        *          23,928             -            -         -
Stuart Mead               D                 -       12,446        *          12,446             -            -         -
Patty P. Miller           E                 -       90,000        *          90,000             -            -         -
Claire Mindock            A            40,000       20,000        *          60,000             -            -         -
Donatella Misasi          A            16,000        8,000        *          24,000             -            -         -
Massimo Morace            B             9,955        1,991        *          11,946             -            -         -
Ellison C. Morgan
 Rev. Living Trust        A           480,000      240,000    1.86%         720,000             -            -         -
E.C Morgan                A           160,000       80,000        *         240,000             -            -         -
Peter Motion              A             3,971        1,986        *           5,957             -            -         -
Laurens Narriana          A, B        109,361       33,861        *         143,222             -            -         -
Robert M. Nieder          A            87,500       40,000        *         120,000         7,500            -         *
Steve Nonnemacher         A            40,000       20,000        *          60,000             -            -         -
Dany Noujeim              D                 -        9,957        *           9,957             -            -         -
Hugh A. O'Reilly(4)(17)   C            55,611    1,063,982    2.83%          55,611             -    1,063,982     2.69%
Thomas J. O'Rourke        D                 -          285        *             285             -            -         -
Alfonso Pannone           B            29,992        5,998        *          35,990             -            -         -
Salvatore Papeleo         B            19,963        3,993        *          23,956             -            -         -
Reid Pasko                A            40,000       20,000        *          60,000             -            -         -
Reid T. Pasko C/F
 Brianna Pasko UGMA       A            20,000       10,000        *          30,000             -            -         -
Francesco Pasquali        B             9,948        1,990        *          11,938             -            -         -
Salvatore Passaro         B            19,963        3,993        *          23,956             -            -         -
Marco Postiglione         A            31,960       15,980        *          47,940             -            -         -
Savino Roberto Patruno    A            15,968        7,984        *          23,952             -            -         -
Giula Gilmetti Pazienza   A            31,968       15,984        *          47,952             -            -         -
Brian Perry               A, B         65,984       17,996        *          83,980             -            -         -
Flavia Petrone            B            19,759        3,952        *          23,711             -            -         -
Camillo Pignata           A            36,000       18,000        *          54,000             -            -         -
Giuseppe Pignata          A            75,960       37,980        *         113,940             -            -         -
Michele Pignata           A            36,000       18,000        *          54,000             -            -         -
Nicola Pignata            A            99,950       49,976        *         149,926             -            -         -
Genarro Pilato            A            32,000       16,000        *          48,000             -            -         -
Nunzio Pilato             A            31,968       15,984        *          47,952             -            -         -
Jeff Ploen                A                 -       20,000        *          20,000             -            -         -
Paola Porcari             A, B         25,912        9,971        *          35,883             -            -         -
John A. Poulson           C           139,859            -        *         139,859             -            -         -
Noam Rand and Vicki
 Paul Rand Trust          A            80,000       40,000        *         120,000             -            -         -
Marcello Reddavide        A            11,988        5,994        *          17,982             -            -         -
Brendan T. Reilly(4)(18)  C         4,839,117            -   12.59%       4,839,117             -            -         -
Andrew K. Reilly          C         4,839,117            -   12.59%       4,839,117             -            -         -
Carlo Rendano             A            16,000        8,000        *          24,000             -            -         -
Carol & Paul Rivello      A            95,000       40,000        *         120,000        15,000            -         *
Wilson Rondini            D           159,514      174,240        *         229,254       104,500            -         *

                         Financing
                             or               Shares beneficially                               Shares beneficially
                         Acquisition       owned prior to offering(2)                          owned after offering(3)
                          in Which                               Percent       Shares                               Percent
                          Offered                    Warrants      of       registered                  Warrants      of
Identity of                Shares     Outstanding      and     outstanding   for Sale    Outstanding      and     outstanding
selling shareholder      Acquired(1)    Shares       Options     shares     in Offering     Shares      Options     shares

Marco Rossi               A             8,000        4,000        *          12,000             -            -         -
Richard J. Rouse          D                 -          140        *             140             -            -         -
Ronald Runck              A            55,000       40,000        *          80,000        15,000       20,000         *
John Ryan                 C            34,963            -        *          34,963             -            -         -
Marc Saban                A            58,000       20,000        *          60,000        18,000            -         *
Theo Salvitti             A            11,988        5,994        *          17,982             -            -         -
Gianluca Santilli         A            80,000       40,000        *         120,000             -            -         -
Lina Schatzmann           B             9,992        1,998        *          11,990             -            -         -
Loren and
 Lorainne Schuler         A            20,000       10,000        *          30,000             -            -         -
Maria Gabriella Schuotto  A            31,950       15,976        *          47,926             -            -         -
Carlo Serangeli           B            19,992        3,988        *          23,980             -            -         -
DWR C/F David Shapiro
 Profit Sharing Plan      A            40,000       20,000        *          60,000             -            -         -
David A. and Debra
 Cook Shapiro             A            40,000       20,000        *          60,000             -            -         -
LJ Sharpe-Basdouille      D             4,996          999        *           5,995             -            -         -
Mark Shoptaugh            A, B         50,000       13,000        *          63,000             -            -         -
Spencer Edwards,
 Inc. (19)                D                 -       27,090        *          27,090             -            -         -
Ermino Stabile            A            15,968        7,984        *          23,952             -            -         -
Daniel B. Steinberg TTEE  A           158,000       40,000        *         120,000        78,000            -         *
Daniel B. Steinberg       A           118,000       20,000        *          60,000        78,000            -         *
Nancy Stratton            D                 -        5,304        *           5,304             -            -         -
Dana D. Streep            C           279,718            -        *         279,718             -            -         -
Mohamed Subaie            B            14,982        2,996        *          17,979             -            -         -
Daniel J. Sullivan        C           209,792            -        *         209,792             -            -         -
Francesco Suppa           A            16,000        8,000        *          24,000             -            -         -
Trevor R. Syms            B             9,992        1,998        *          11,990             -            -         -
Padikkaparambil Thomas    B             2,492          498        *           2,990             -            -         -
Roberto Tibiletti         A            16,000        8,000        *          24,000             -            -         -
F. William Tilt(5)(20)    C           517,680      390,593    2.34%         517,680             -      390,593     1.01%
Claudio Tomassoni         A            39,960       19,980        *          59,940             -            -         -
Marcello Tringali         B            19,984        3,996        *          23,980             -            -         -
Francesco Valenti         B             9,990        1,998        *          11,988             -            -         -
Rosalba Valenti           B             9,990        1,998        *          11,988             -            -         -
Lancia Valentina          B             9,984        1,997        *          11,981             -            -         -
Ento Valori               A            11,988        5,994        *          17,982             -            -         -
Jean-Pierre
 Van den Broeck           B            24,984        4,996        *          29,980             -            -         -
CJM van Kordelaar         D             4,996          999        *           5,995             -            -         -
Remo Vanzetti             A            16,000        8,000        *          24,000             -            -         -
Domenico Venezia          A             7,958        3,980        *          11,938             -            -         -
Luigi Venezia             A            11,963        5,982        *          17,945             -            -         -
Fabrizio Vicini           B            19,992        3,998        *          23,990             -            -         -
Gaetano Bella Volpe       A           111,949       55,974        *         167,923             -            -         -
Marc A. Weisman           A            80,000       40,000        *         120,000             -            -         -
Tim Whalley               B            15,000        3,000        *          18,000             -            -         -
Roger Whebe               D                 -       10,000        *          10,000             -            -         -
Brian H. Wildes Trust     A           360,000      180,000    1.40%         540,000             -            -         -
Christopher K.
 Wildes Trust             A           160,000       80,000        *         240,000             -            -         -
Thomas Wolf               A            20,000       10,000        *          30,000             -            -         -
Luca Zamponi              B             9,948        1,990        *          11,938             -            -         -
Ivan Zottich              B            19,955        3,992        *          23,947             -            -         -

_______________
(1)	The offered shares (including shares underlying warrants) were acquired by the selling shareholders in the following transactions, as indicated by the letter(s) set forth across from their names:

(A)	2001 Private Placement. On June 30, 2001, we closed a private offering of 220 Units of equity securities for aggregate cash proceeds of $5,544,000. The Units were offered and sold to accredited U.S. investors and to offshore investors at a price of $25,200 per Unit. Each Unit consisted of 40,000 shares of Common Stock and two warrants (Class A and Class B) exercisable for a four-year and a two-year period, respectively, commencing April 30, 2002. The Class A Warrants are exercisable at $1.25 per share and the Class B Warrants are exercisable at $0.625 per share. The Units were offered in the U.S. through Bathgate McColley Capital Group LLC (BMCG) and outside the U.S. through Falcon Capital Partners Ltd. (the “Placement Agents”). BMCG was paid cash commissions equal to 10%, and a non-accountable expense allowance equal to 5%, of the gross offering proceeds of their sales. In addition, BMCG was granted Placement Agent’s warrants exercisable for five years after their issuance to purchase 837,381 shares of common stock at $0.625 per share. Falcon Capital was paid cash commissions equal to 10%, and a non-accountable expense allowance equal to 2%, of the gross offering proceeds of their sales. In addition, Falcon Capital was issued 100,000 shares of common stock and issued five-year warrants to purchase 203,003 shares at $.625 per share. The shares included in the units and underlying the warrants, including those held by the placement agents, are registered for public sale pursuant to this prospectus.

(B)	2002 Private Placement. On March 25, 2002, we closed a private offering of units, at $6,800 per unit, that raised $798,456, net of fees. Each unit consisted of 10,000 shares and a five- year warrant to purchase 2,000 shares at $.85 per share. A total of 1,415,700shares and 431,450 warrants, including those issued as placement agent compensation, were issued in this offering. The shares issued in that offering, including the shares issued as placement agent compensation and those issuable upon exercise of the warrants sold in the units, are registered for public sale pursuant to this prospectus.

(C)	ITIS Acquisition. On December 19, 2001, we issued 18,511,262 shares to shareholders of ITIS in exchange for all outstanding shares of ITIS, and agreed to register those shares for resale by the holders. Thee shares were issued in accordance with an exemption from registration afforded by Regulation D of the Securities Act. As a condition to the ITIS acquisition, holders of approximately 4,068,507 shares issued in the acquisition agreed not to sell those shares until various dates in the third and fourth quarters of 2002, except under limited exceptions, even if this prospectus is available before those dates.

(D)	Placement Agent Compensation. Indicates the securities were issued as placement agent compensation in our 2001 or 2002 private placements, described in footnotes A and B.

(E)	Consultant and Employee Compensation. Shares issuable upon exercise of warrants to purchase 430,000 shares of common stock at $.81 to $1.00 per share granted to, respectively, John Jenkins (currently the Company’s President and Chief Executive Officer) prior to the time he became an employee of the Company, and to Holly Burlage, currently the Company’s Chief Financial Officer, and shares issuable upon exercise of warrants to purchase 500,000 shares of common stock at $1.00 to $2.00 per share issued as consideration for certain consulting services, are also registered for public sale pursuant to this prospectus.

(2)	Includes shares underlying currently exercisable warrants.

(3)	Assumes sale of all shares registered under this prospectus.

(4)	SANZ executive officer and/or director.

(5)	SANZ employee.

(6)	Consists in whole or in part of shares held in an Individual Retirement Account, Keogh plan or similar vehicle

(7)	Includes 150,000 shares underlying an option currently exercisable at $.33 per share, and 1,345,677 shares underlying an option currently exercisable at $.625 per share. A total of 1,719,924 of the shares (including shares issuable under options) are subject to a lock-up agreement, pursuant to which 171,992 shares will cease to be restricted on October 1, 2002, and the remaining 1,547,932 shares will cease to be restricted on December 20, 2002.

(8)	James McDonald may be deemed to have voting and dispositive power over the shares held by Double Eagle, Inc.

(9)	Joe E. Lee may be deemed to have voting and dispositive power over the shares held by Estate Management Services, Inc.

(10)	Trevor Davies may be deemed to have voting and dispositive power over the shares held by Fitel Nominees, Limited.

(11)	Frank E. Hart may be deemed to have voting and dispositive power over the shares held by Generation Capital Associates, Inc.

(12)	Paul Stevelman may be deemed to have voting and dispositive power over the shares held by Greenwich Capital Financial Products, Inc.

(13)	Gary Holloway and Konrad Kruger may each be deemed to have voting and dispositive power over the shares held by Hollger LLC.

(14)	Fabio Bortoli or Umberto Ugolotti may each be deemed to have voting and dispositive power over the shares held by IBI Bank AG.

(15)	Christopher Labrow and Christopher Beall may each be deemed to have voting and dispositive power over the shares held by Linstead Hedge Fund.

(16)	J. Scott Liolios may be deemed to have voting and dispositive power over the shares held by Liolios Group, Inc.

(17)	Includes 200,000 shares underlying an option currently exercisable at $.33 per share, 494,253 shares underlying an option currently exercisable at $.625 per share, and 261,447 shares underlying an option currently exercisable at $.70 per share. A total of 746,395 shares (including shares issuable under options) are under a lock-up agreement, pursuant to which 74,639 will cease to be restricted on October 1, 2002 and the remaining 671,756 shares will cease to be restricted on December 20, 2002.

(18)	Includes 3,629,338 shares that are under a lock-up agreement, of which 403,260 shares will cease to be restricted on October 1, 2002 and the remaining 3,226,078 shares will cease to be restricted on December 20, 2002.

(19)	Edward Price may be deemed to have voting and dispositive power over the shares held by Spencer Edwards, Inc.

(20)	Includes 390,593 shares underlying an option currently exercisable at $.70 per share. A total of 605,515 shares (including shares issuable under options) are under a lock-up agreement, pursuant to which 60,551 will cease to be restricted on October 1, 2002 and the remaining 555,964 shares will cease to be restricted on December 20, 2002.

        Generally, only selling shareholders identified in the foregoing table who beneficially owned the SANZ shares set forth in the “Shares registered for sale” column, and their donees and transferees may sell those shares pursuant to the registration statement of which this prospectus forms a part. We will supplement or amend this prospectus to include additional selling shareholders upon request and upon provision of all required information to us. From time to time, we may include additional selling shareholders in supplements or amendments to this prospectus.

Relationships and Transactions With Certain Selling Shareholders

        Fred T. Busk, Gary W. McCarthy, Hugh A. O’Reilly, Andrew K. Reilly, Brendan T. Reilly, F. William Tilt, and Gary Holloway (a beneficial owner of selling shareholder Holger LLC), were officers or directors of ITIS at the time ITIS was acquired by SANZ.

        Steven M. Bathgate and Eugene C. McColley are principals of Bathgate McColley Capital Group, LLC, which has served as our investment banking consultant since 2000 and as a placement agent for our June 2001 private offering.

        Ross Bernstein was an officer and director of Value Tech, Inc. when SANZ acquired that company.

        In November 1999, we issued 49,048 shares, valued at $35,315, to Estate Management Services, at that time a principal shareholder, in connection with termination of a consulting agreement dated July 1, 1998

        Scott Liolios is a principal of Liolios Group, Inc., a public relations firm we have engaged since 2001.

        Wilson Rondini is a principal of Falcon Capital Partners, Ltd., a placement agent for our June 2001 and March 2002 private offerings.

PLAN OF DISTRIBUTION

Sale of Securities by Selling Shareholders

        SANZ shares issued in private, unregistered transactions are being registered so that the holders may sell them publicly from time to time. In accordance with the registration rights granted by SANZ, four of the selling shareholders, who were executive officers of ITIS, have agreed not to make public sales of 4,068,507 of the shares included in this prospectus until dates in the third and fourth quarters of 2002, except under limited exceptions. See “‘Lock-up’ Restrictions on Certain Selling Shareholders,” below.

        The selling shareholders have advised us that, prior to the date of this prospectus, they have not made any agreements or arrangements with any underwriters, brokers, or dealers regarding the resale of the shares. From time to time the selling shareholders may sell all or a portion of their shares in any public market upon which SANZ shares are quoted (currently the OTC Bulletin Board), in privately negotiated transactions, or otherwise. Sales may be at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

        The shares may be sold by one or more of the following methods, without limitation:

°	block trades in which a broker or dealer will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

°	purchases by a broker or dealer as principal, and resale by the broker or dealer for its account pursuant to this prospectus;

°	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

°	privately negotiated transactions (bot long and short to the extent permitted under the federal securities laws); and

°	a combination of these methods.

        Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        Broker-dealers may receive commissions or discounts from the selling shareholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser, in amounts to be negotiated, which are not expected to exceed those customary in the types of transactions involved.

        Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share. This may result in the broker-dealer purchasing as principal any unsold shares at the price required to fulfill its commitment to the selling shareholders if the broker-dealer is unable to sell the shares. Broker-dealers who acquire shares as principal may resell the shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. In connection with resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

        Selling shareholders and any broker-dealers or agents that participate with them in the sale of the shares of may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents, and any profit on the resale of the shares, may be deemed to be underwriting commissions or discounts under the Securities Act.

        Selling shareholders have agreed to comply with the Securities Act prospectus delivery requirements by delivering a prospectus to each purchaser of their shares. If we are notified by the selling shareholders that they have entered into a material arrangement with an underwriter for the sale of shares, a supplemental prospectus will be filed to disclose such of the following information as we believe appropriate:

°	the name of the participating underwriter;

°	the number of shares;

°	the price at which the shares are sold;

°	the commissions paid or discounts or concessions allowed to the underwriter; and

°	other facts material to the transaction.

        SANZ and the selling shareholders will be subject to provisions of the Exchange Act, including the antifraud provisions of Rule 10b-5. Also, insofar as SANZ or the selling shareholders are considered to be participating in a distribution, under certain circumstances they will be subject to trading restrictions under Regulation M.

        We will not receive any proceeds from the sale of shares by the selling shareholders. We will pay all expenses, estimated at $45,000, related to preparation of this prospectus. The selling shareholders, the purchasers of the shares, or both will pay any commissions, discounts, or other fees payable to brokers or dealers.

        We cannot predict the effect which sales of the shares by the selling shareholders might have upon the market price of SANZ’ common stock or upon our ability to raise further capital. See “Risk Factors - Possible Effect on Market Price Due to Public Sales of Shares Acquired at Prices Below Current Market Price.”

“Lock-up” Restrictions on Certain Selling Shareholders

        Fred T. Busk, Hugh A. O’Reilly, Brendan T. Reilly, and F. William Tilt, four shareholders who acquired shares in the ITIS acquisition, have entered into “lock-up agreements” restricting their right to sell certain of their shares until October 1, 2002 and December 20, 2002, respectively. These restrictions are described in footnotes 7, 17, 18 and 20 to the table of selling shareholders.

        These restrictions will lapse before those dates in the event of:

°	certain changes of control of SANZ;

°	if the shareholder’s employment is terminated by SANZ without “cause” or by the employee with ”good reason” (as those terms are defined in applicable employment agreements); or

°	if the shareholder’s employment is terminated under other circumstances, we do not extend the exercise period of his stock options to the date three months following the lapse of the restrictions.

Sale of Securities by SANZ

        Certain selling shareholders hold warrants issued by us at various prior dates entitling them to purchase specified numbers of SANZ shares at specified prices. No underwriter or placement agent has been engaged to assist us in selling the SANZ shares issuable upon exercise of those options, and we will not pay commissions or similar compensation to any party in connection with that issuance. If selling shareholders exercise warrants, they can be expected to sell those shares as described above. Many of the outstanding warrants may be exercised on a cashless basis, with the exercise price paid with a portion of the SANZ shares underlying the warrant, reducing the number of shares issuable upon exercise of the warrant. We do not receive cash for the exercise price, but issue fewer shares, while the warrant holder obtains the same economic value. The selling shareholders will receive the proceeds of any subsequent sale of the warrant shares. There is no assurance that any warrants will be exercised.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Investor Services, Inc., Attn: Customer Service, P.O. Box 1596, Denver, CO 80201-1596.

Indemnification

        Colorado law permits a corporation to indemnify directors, officers, employees, or agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and attorneys’ fees paid or incurred in connection with any proceeding, other than an action by or in the right of the corporation, to which the director, officer, employee or agent may be a party, provided he shall have acted in good faith and shall have reasonably believed:

(a)	in the case of a civil proceeding, that his conduct was in or not opposed to the best interests of the corporation, or

(b)	in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful.

        In connection with an action by a corporation, or to enforce a right of a corporation, against a director, officer, employee or agent, the corporation has the power to indemnify a director, officer, employee or agent for reasonable expenses incurred in connection with the suit:

(a)	if the person acted in good faith and in a manner in or not opposed to the best interests of the corporation, and

(b)	if the person is found liable to the corporation, only if ordered by a court of law.

        A corporation may grant additional rights to indemnification to its director, officers, employees or agents.

        Our Articles of Incorporation provide for mandatory indemnification of directors and officers to the fullest extent permitted by, and in accordance with, Colorado law, and permit indemnification of other persons to the extent authorized from time to time by the board of directors. The right to indemnification includes the right to have SANZ pay in advance the expenses incurred in defending these proceedings, so long as there is an agreement to repay these expenses if it is ultimately determined that the person is not entitled to be indemnified for them.

        Colorado law permits SANZ to purchase and maintain insurance policies that protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of his status as such. These policies may provide for indemnification whether or not SANZ otherwise would be able to provide it. SANZ has officers and directors liability insurance, which provides coverage for (among other things) certain claims arising under the Securities Act.

        To the extent indemnification for Securities Act liabilities is available to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, indemnification for Securities Act liabilities is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF SECURITIES

Authorized Capital

        SANZ is authorized to issue 75,000,000 shares of no par value common stock and 10,000,000 shares of no par value Preferred Stock. No shares of Preferred Stock are issued or outstanding as of the date of this prospectus. No holder of any shares of common stock has any preemptive right to subscribe for any of our securities. Upon dissolution, liquidation or winding up of SANZ, the assets will be divided pro rata on a share-for-share basis among holders of all outstanding shares of common stock.

        No Cumulative Voting. Each holder of common stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholder vote. Shareholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so, and the holders of the remaining shares voting for the election of the directors will be unable to elect any directors.

LEGAL MATTERS

        Key Law Firm, P.C., 2400 S. Clayton St., Suite 1000, Denver, Colorado 80210, has passed upon certain legal matters relating to the validity of the issuance of the securities being offered hereby for SANZ.

EXPERTS

        The consolidated balance sheet of SAN Holdings, Inc. and subsidiaries as of December 31, 2001 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2001 have been included herein in reliance upon the report, dated February 12, 2002, of Grant Thornton LLP, Dallas, Texas, independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing.

        The consolidated balance sheet of SAN Holdings, Inc. and subsidiaries as of December 31, 2000 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2000 have been included herein in reliance upon the report, dated March 19, 2001, of Causey Demgen & Moore Inc., Denver, Colorado, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

        The financial statements of ITIS Services, LLC (the predecessor to ITIS Services, Inc.) as of December 31, 2000 and for the period ended December 31, 2000 included herein have been so included in reliance on the report (which contains an explanatory paragraph relating to ITIS Services LLC’s ability to continue as a going concern as described in Note 1 to said financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

FINANCIAL STATEMENTS

The following financial statements and information are included in this prospectus:
>
Consolidated financial statements of SAN Holdings, Inc. and subsidiaries:

December 31, 2000 and 2001

   Report of Independent Certified Public Accountant                   F-1

   Report of Independent Certified Public Accountant                   F-2

   Consolidated Balance Sheets, December 31, 2000 and 2001             F-3

   Consolidated Statements of Operations for the Years
        Ended December 31, 2000 and 2001                               F-5

   Consolidated Statements of Stockholders' Equity for the
        Years Ended  December 31, 2000 and 2001                        F-6

   Consolidated Statements of Cash Flows for the Years
        Ended December 31, 2000 and 2001                               F-7

   Notes to Consolidated Financial Statements                          F-9

March 31, 2001 and 2002 (Unaudited)

   Consolidated Balance Sheets, December 31, 2001 and
        March 31, 2002 (Unaudited)                                     F-19

   Consolidated Statements of Operations for the Three
        Months Ended March 31, 2001 and 2002 (Unaudited)               F-20

   Consolidated Statements of Cash Flows for the Three
        Months Ended March 31, 2001 and 2002 (Unaudited)               F-21

   Notes to Unaudited Consolidated Financial Statements                F-22

Unaudited condensed pro forma financial information of SAN Holdings, Inc. and ITIS Services, Inc.:

   Introduction to Unaudited Condensed Pro Forma
        Financial Information                                          F-24

   Unaudited Pro Forma Condensed Balance Sheet -
        September 30, 2001                                             F-25

   Unaudited Pro Forma Condensed Statement of Operations -
        Nine Months Ended September 30, 2001                           F-26

   Unaudited Pro Forma Condensed Statement of Operations
        Year Ended December 31, 2000                                   F-27

   Notes to Unaudited Condensed Pro Forma
        Financial Information                                          F-28

Financial statements of ITIS Services LLC:

December 31, 2000

   Report of Independent Accountants                                   F-29

   Balance Sheet - December 31, 2000                                   F-30

   Statement of Operations - Year Ended  December 31, 2000             F-31

   Statement of Changes in Members' Equity - Year
        Ended December 31, 2000                                        F-32

   Statement of Cash Flows - Year Ended December 31, 2000              F-33

   Notes to Financial Statements                                       F-34

September 30, 2001 and 2000 (Unaudited)

   Condensed Balance Sheet - September 30, 2000 (unaudited)            F-38

   Condensed Balance Sheet - September 30, 2001 (unaudited)            F-39

   Statement of Operations - Nine Months Ended
        September 30, 2000 (unaudited)                                 F-40

   Statement of Operations - Nine Months Ended
        September 30, 2001 (unaudited)                                 F-41

   Statement of Cash Flows - Nine Months Ended
        September 30, 2000 (unaudited)                                 F-42

   Statement of Cash Flows - Nine Months Ended
        September 30, 2001 (unaudited)                                 F-43

   Notes to Unaudited Financial Statements                             F-44

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
SAN Holdings, Inc.

We have audited the accompanying consolidated balance sheet of SAN Holdings, Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SAN Holdings, Inc. and subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Denver, Colorado
March 19, 2001                                                                                                   CAUSEY DEMGEN & MOORE INC.

Report of Independent Certified Public Accountants

The Board of Directors and Stockholders
SAN Holdings, Inc.

We have audited the accompanying consolidated balance sheet of SAN Holdings, Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SAN Holdings, Inc. and subsidiaries as of December 31, 2001, and the consolidated results of their operations and their consolidated cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

February 12, 2002
Dallas, Texas                                                                                                                   /s/ GRANT THORNTON LLP

SAN Holdings, Inc.

CONSOLIDATED BALANCE SHEETS

December 31,

                      ASSETS                                            2001          2000
                                                                        ----          ----

CURRENT ASSETS
    Cash and cash equivalents ...................................   $ 5,320,721   $   282,932
    Certificate of deposit ......................................          --         497,093
    Accounts receivable, less allowance for doubtful accounts
       of $212,750 in 2001 and $1,339,942 in 2000 ...............     6,397,915     4,116,064
    Other receivables ...........................................       265,635        61,836
    Inventory, less valuation allowance of $100,527 in 2001 .....     2,302,526        83,402
    Prepaid maintenance contracts ...............................       590,628          --
    Prepaid expenses ............................................       153,646        51,481
    Investment securities - available for sale ..................          --         654,419
                                                                    -----------   -----------
                  Total current assets ..........................    15,031,071     5,747,227

PROPERTY AND EQUIPMENT AT COST
    Furniture and fixtures ......................................       939,700       407,521
    Leasehold improvements ......................................        43,329         2,491
    Computer equipment and software .............................       559,975       241,101
    Demonstration equipment .....................................       122,328          --
                                                                    -----------   -----------
                                                                      1,665,332       651,113
    Less accumulated depreciation and amortization ..............       319,483        85,668
                                                                    -----------   -----------
                                                                      1,345,849       565,445

OTHER ASSETS
    Goodwill, net of accumulated amortization of
       $384,407 in 2001 and $152,223 in 2000 ....................    18,704,447     2,755,589
    Other .......................................................       670,919       286,082
                                                                    -----------   -----------
                                                                     19,375,366     3,041,671
                                                                    -----------   -----------
                                                                    $35,752,286   $ 9,354,343
                                                                    ===========   ===========

SAN Holdings, Inc.

CONSOLIDATED BALANCE SHEETS - CONTINUED

December 31,

            LIABILITIES                                                   2001            2000
                                                                          ----            ----

CURRENT LIABILITIES
    Accounts payable .............................................   $ 10,907,003    $  1,815,145
    Accrued expenses .............................................      2,694,910         724,105
    Accrued expenses - related parties ...........................           --           532,359
    Deferred revenue .............................................      2,123,269         164,698
    Current maturities of long-term debt .........................        200,349         757,480
                                                                     ------------    ------------
                  Total current liabilities ......................     15,925,531       3,993,787

LONG-TERM OBLIGATIONS, less current maturities
    Long-term debt- ..............................................           --           213,915

COMMITMENTS AND CONTINGENCIES ....................................           --              --

STOCKHOLDERS' EQUITY
    Preferred stock, no par value; 10,000,000 shares authorized;
       none issued and outstanding ...............................           --              --
    Common stock, no par value; 75,000,000 shares authorized;
       issued and outstanding, 37,022,624 shares in 2001 and
       9,300,874 shares in 2000 ..................................     30,957,815       9,888,902
    Accumulated deficit ..........................................    (11,131,060)     (4,742,261)
                                                                     ------------    ------------
                  Total stockholders' equity .....................     19,826,755       5,146,641
                                                                     ------------    ------------
                                                                     $ 35,752,286    $  9,354,343
                                                                     ============    ============

The accompanying notes are an integral part of these statements.

SAN Holdings, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31,

                                                                          2001            2000
                                                                          ----            ----

Revenues .........................................................   $ 21,155,765    $ 18,310,413

Cost of revenues .................................................     18,003,467      13,708,020
                                                                     ------------    ------------
                  Gross profit ...................................      3,152,298       4,602,393

General and administrative expenses ..............................      7,501,891       6,284,980
Impairment of receivables ........................................           --         2,605,763
Litigation settlement ............................................      1,384,419            --
Depreciation and amortization ....................................        613,593         400,960
                                                                     ------------    ------------
                                                                        9,499,903       9,291,703
                                                                     ------------    ------------
                  Loss from operations ...........................     (6,347,605)     (4,689,310)

Other income (expense)
    Interest expense .............................................        (97,471)       (140,940)
    Interest income ..............................................         43,550          85,211
    Other income .................................................         29,286            --
    Other expenses ...............................................        (16,559)           --
                                                                     ------------    ------------
                                                                          (41,194)        (55,729)
                                                                     ------------    ------------

                  Loss before income taxes .......................     (6,388,799)     (4,745,039)

Income tax expense ...............................................           --            60,000
                                                                     ------------    ------------
                  NET LOSS .......................................   $ (6,388,799)   $ (4,805,039)
                                                                     ============    ============
Loss per common share - basic and diluted ........................   $      (0.45)   $      (0.63)
                                                                     ============    ============
Weighted average common shares outstanding - basic and diluted ...     14,340,594       7,686,000
                                                                     ============    ============

The accompanying notes are an integral part of these statements.

SAN Holdings, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the years ended December 31, 2001 and 2000

                                                    Preferred stock             Common
                                                 --------------------            stock
                                                 Shares         Amount           Shares
                                                 ------         ------           ------
Balances at January 1, 2000 .............      1,684,400    $  2,394,985       3,800,000

Recapitalization - Note B ...............           --              --           986,511

Acquisitions of businesses ..............           --              --           232,638

Issuance of Series AA preferred stock ...      1,134,526       1,530,291            --

Issuance of Series AAA preferred stock ..        363,734         898,350            --

Sale of common stock ....................           --              --           170,667

Exercise of stock warrants ..............           --              --           928,398

Conversion of Series AA and Series
    AAA preferred stock to common .......     (3,182,660)     (4,823,626)      3,182,660

Net loss ................................           --              --              --
                                            ------------    ------------    ------------
Balances at December 31, 2000 ...........           --              --         9,300,874

Sale of common stock, net of
    placement costs of $699,167 .........           --              --         8,960,488

Issuance of stock warrants ..............           --              --              --

Acquisitions of businesses ..............           --              --        18,761,262

Net loss ................................           --              --              --
                                            ------------    ------------    ------------
Balances at December 31, 2001 ...........           --      $       --        37,022,624
                                            ============    ============    ============

                                                                Retained
                                                 Common         earnings
                                                 Stock        (accumulated
                                                 Amount          deficit)        Total
                                                 ------        -----------       -----
Balances at January 1, 2000 .............   $    364,505    $     62,778    $  2,822,268

Recapitalization - Note B ...............        (18,337)           --           (18,337)

Acquisitions of businesses ..............        656,457            --           656,457

Issuance of Series AA preferred stock ...           --              --         1,530,291

Issuance of Series AAA preferred stock ..           --              --           898,350

Sale of common stock ....................        515,001            --           515,001

Exercise of stock warrants ..............      3,547,650            --         3,547,650

Conversion of Series AA and Series
    AAA preferred stock to common .......      4,823,626            --              --

Net loss ................................           --        (4,805,039)     (4,805,039)
                                            ------------    ------------    ------------
Balances at December 31, 2000 ...........      9,888,902      (4,742,261)      5,146,641

Sale of common stock, net of
    placement costs of $699,167 .........      4,848,115            --         4,848,115

Issuance of stock warrants ..............        170,500            --           170,500

Acquisitions of businesses ..............     16,050,298            --        16,050,298

Net loss ................................           --        (6,388,799)     (6,388,799)
                                            ------------    ------------    ------------
Balances at December 31, 2001 ...........   $ 30,957,815    $(11,131,060)   $ 19,826,755
                                            ============    ============    ============

The accompanying notes are an integral part of these statements.

SAN Holdings, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31,

                                                                                     2001          2000
                                                                                     ----          ----
Cash flows from operating activities:
    Net loss ................................................................    $(6,388,799)  $(4,805,039)
    Adjustments to reconcile net loss to net cash
       provided by (used in) operating activities
          Depreciation and amortization .....................................        613,593       400,960
          Impairment of receivables .........................................           --       2,605,763
          Litigation settlement .............................................      1,384,419          --
          Operating expenses paid in common stock warrants ..................        119,500          --
          Deferred income taxes .............................................           --          60,000
          Changes in operating assets and liabilities, net of acquisitions
              Accounts receivable ...........................................     (2,172,421)     (913,977)
              Other receivables .............................................        (15,635)         --
              Inventory .....................................................     (1,997,186)       71,580
              Prepaid expenses ..............................................        (45,157)       22,830
              Accounts payable ..............................................      7,091,410    (3,006,563)
              Income taxes payable ..........................................           --         (85,253)
              Accrued expenses ..............................................        670,067       462,839
              Deferred revenue ..............................................      1,958,571       164,698
                                                                                 -----------   -----------
                  Net cash provided by (used in) operating activities .......      1,218,362    (5,022,162)

Cash flows from investing activities
    Acquisitions of businesses, net of cash acquired ........................         49,700    (2,115,729)
    Purchase of certificate of deposit ......................................           --      (1,000,000)
    Maturity of certificate of deposit and investment securities ............      1,151,512       502,907
    Notes receivable ........................................................       (188,164)      (61,836)
    Purchase of property and equipment ......................................       (417,212)     (564,784)
    Purchase of other assets ................................................       (150,000)         --
    Deposits ................................................................         26,082       (24,082)
    Preacquisition advance to ITIS, Inc. ....................................       (577,600)         --
                                                                                 -----------   -----------
                  Net cash used in investing activities .....................       (105,682)   (3,263,524)

The accompanying notes are an integral part of these statements.

SAN Holdings, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

For the years ended December 31,

                                                                                  2001             2000
                                                                                  ----             ----
Cash flows from financing activities
    Proceeds from issuance of common stock and warrants ..................   $  4,848,115    $  6,491,292
    Proceeds from short-term borrowings ..................................           --         1,025,000
    Payments on notes payable ............................................       (851,046)     (1,736,844)
    Loan origination fees paid ...........................................        (71,960)           --
                                                                             ------------    ------------
                  Net cash provided by financing activities ..............      3,925,109       5,779,448
                                                                             ------------    ------------
                  Net increase (decrease) in cash and cash equivalents ...      5,037,789      (2,506,238)

Cash and cash equivalents at beginning of year ...........................        282,932       2,789,170
                                                                             ------------    ------------
Cash and cash equivalents at end of year .................................   $  5,320,721    $    282,932
                                                                             ============    ============
Supplemental disclosure of cash flow information:
 Cash paid during period for:
       Interest ..........................................................   $     97,471    $    118,190
       Income taxes ......................................................   $       --      $       --

Supplemental disclosure of non-cash investing and financing activities
    Acquisitions of businesses
       Assets acquired ...................................................   $ 19,427,026    $  4,810,895
       Notes payable issued ..............................................           --          (951,000)
       Cash received (paid), net of cash acquired ........................         49,700      (2,115,729)
       Common stock issued ...............................................    (16,050,298)       (638,120)
                                                                             ------------    ------------
       Liabilities assumed ...............................................   $  3,426,428    $  1,106,046
                                                                             ============    ============

The accompanying notes are an integral part of these statements.

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2001 and 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SAN Holdings, Inc. (the Company), a Colorado corporation, was formed on July 1, 1983. The Company operates a single business segment, which sells and installs computer data storage devices throughout the United States.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

               Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

               Cash equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

               Inventory

Inventories are stated at the lower of cost or market, with cost determined principally by the first-in, first-out method.

               Property and equipment

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of five to seven years or for leasehold improvements, the lesser of the life of the lease improvements.

               Intangible assets

Purchased software and licenses are stated at cost, net of accumulated amortization. Amortization is provided using the straight-line method over fifty months, the period estimated by management to be benefited. Goodwill is the excess of the purchase price over the fair value of tangible net assets acquired in business combinations accounted for as purchases. Goodwill is being amortized on the straight-line method over 5 to 15 years.

               Impairment of long-lived assets

The Company evaluates the carrying value of long-lived assets, including goodwill, whenever events or changes in circumstances indicate the carrying amount may not be fully recoverable. If the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized based on the amount by which the carrying value exceeds the asset’s fair market value.

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

               Financial Instruments

The fair values of the Company’s financial instruments, consisting of cash and cash equivalents, accounts receivable, investments and long-term debt approximate their carrying values.

               Revenue Recognition

The Company’s revenue is derived primarily from two sources: (i) resale and installation of computer hardware and software, and (ii) service revenue, derived primarily from providing consulting services to end users.

Revenue from resale and installation of computer hardware and software is recognized upon completion of delivery and service obligations, provided that no uncertainties regarding customer acceptance exist. Service revenue is recognized as the related services are performed.

               Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company evaluates the realizibility of goodwill based on management’s best estimates of future cash flows from operations. However, the Company participates in a highly competitive industry that is characterized by aggressive pricing practices, and price sensitivity and changing demands of customers. As a result, it is at least reasonably possible that the estimates used by the Company to evaluate the realizibility of goodwill will be materially different from actual amounts or results.

These differences could result in the impairment of all or a portion of the Company’s goodwill, which could have a materially adverse effect on the Company’s results of operations and financial position.

               Stock-Based Compensation

The Company accounts for stock-based compensation to employees using the intrinsic value method. Accordingly, compensation cost for employee stock options is measured as the excess, if any, of the quoted market price of the Company’s common stock at the date of grant over the exercise prices.

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

               Earnings (Loss) Per Share

The Company computes basic earnings (loss) per share based on the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed using the weighted-average number of common shares outstanding plus the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. For the years ended December 31, 2001 and 2000, all potential common shares were anti-dilutive.

               Recent Account Pronouncements

In 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 (SFAS 141), Business Combinations. This standard eliminates the pooling method of accounting for business combinations initiated after June 30, 2001. In addition, SFAS 141 addressed the accounting for intangible assets and goodwill acquired in a business combination. This portion of SFAS 141 is effective for business combinations completed after June 30, 2001. The Company does not expect SFAS 141 to have a material effect on the Company’s financial position, results of operations or cash flows.

In 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142 (SFAS 142), Goodwill and Intangible Assets, which clarifies the accounting for impairments to purchased goodwill and intangible assets. Under SFAS 142, goodwill and intangible assets with indefinitive lives will no longer be amortized, but will be tested for impairment annually and also in the event of an impairment indicator. SFAS 142 is effective for fiscal years beginning after December 15, 2001. The Company expects that the adoption of SFAS 142 will decrease annual operating expenses by approximately $300,000. The Company adopted SFAS 142 on January 1, 2002.

In August 2001, the Financial Accounting Standards Board approved for issuance Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. This standard addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The Company does not expect SFAS 144 to have a material effect on the Company’s financial position or result of operations.

               Reclassifications

Certain reclassifications were made to the 2000 financial statements to conform to the current year presentation.

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE B-– RECAPITALIZATION

In January 2000, Citadel Environmental Group, Inc. (the Registrant) acquired all of the outstanding capital stock of Storage Area Networks, Inc. (SAN). The Registrant changed its name to SAN Holdings, Inc. The acquisition resulted in approximately 79% of the outstanding common stock of the Registrant being owned by the former SAN shareholders. The Registrant issued 3,800,000 shares of Series BB convertible preferred stock to the SAN shareholders. These preferred shares were converted into 3,800,000 shares of common stock in March 2000.

For accounting purposes, the transaction is deemed to be a reverse acquisition and recapitalization of SAN based upon historical costs. Accordingly, the capital accounts have been restated at January 1, 2000 to give effect to the recapitalization.

The capital accounts have also been adjusted to reflect (1) the 666,511 shares of the Registrant outstanding at the date of the transaction; (2) 320,000 shares issued as a finder’s fee; and (3) the net liabilities of the Registrant of $18,337 at the date of the transaction.

NOTE C - CREDIT RISK AND CONCENTRATIONS

The Company provides credit in the normal course of business to customers throughout the United States. The Company currently performs ongoing credit evaluations of its customers. For the year ended December 31, 2001, three customers accounted for 29%, 13% and 11% of the Company’s revenues. For the year ended December 31, 2000, two customers accounted for 15% each of the Company’s revenues.

NOTE D - ACQUISITIONS OF BUSINESSES

On January 21, 2000, in exchange for approximately $1,800,000 in cash, $951,000 in promissory notes and 88,888 shares of the Company’s common stock valued at $153,332, the Company acquired all the outstanding stock of Co Comp, Inc., a provider of data storage systems and services based in Colorado. In connection with this transaction, the Company recorded goodwill of $2,110,587.

On June 27, 2000, the Company acquired Value Technologies, Inc. for $130,000 in cash and 143,750 shares of common stock valued at $503,125. In connection with this transaction, the Company recorded goodwill of $797,225.

In October 2001, the Company acquired certain assets of ECOSoftware Systems in exchange for $150,000, a note payable in the amount of $80,000 and 250,000 shares of the Company’s common stock valued at $200,000. The Company recorded goodwill of approximately $500,000 on this acquisition which was accounted for using the purchase method of accounting.

Effective December 31, 2001, the Company acquired all of the outstanding stock of ITIS Services, Inc. (ITIS) in exchange for 18,511,262 shares of the Company’s common stock valued at $14,000,000, options to acquire 3,315,050 shares of the Company’s common stock valued at $2,000,000, and approximately $500,000 of acquisition costs. The acquisition of ITIS gives the Company a greater market presence in the eastern United States. ITIS sells and installs computer data storage devices throughout the eastern United States. The Company recorded goodwill of approximately $15,000,000 in connection with the ITIS acquisition which was accounted for using the purchase method of accounting.

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE D - ACQUISITIONS OF BUSINESSES - Continued

The condensed balance sheet of ITIS at the acquisition date is as follows:

        Cash                            $    573,942
        Accounts receivable                1,493,849
        Inventories                          812,567
        Other                                 57,008
                                         -----------
                Total current assets       2,937,366

        Property and equipment               521,435
        Goodwill                              85,398
        Other                             15,652,527
                                         -----------
                                        $ 19,196,726
                                         ===========

        Accounts payable                $  2,000,448
        Accrued expenses                     768,380
        Note payable                         577,600
                                         -----------
                                           3,346,428
        Stockholders' equity              15,850,298
                                         -----------
                                        $ 19,196,726
                                         ===========
The operating results of the acquired businesses have been included in the consolidated statements of operations from the dates of acquisition. The following unaudited pro forma information presents summary consolidated results of operations of the Company, as if the acquisitions had occurred at the beginning of each period presented.

                                            Year ended December 31,
                                              2001           2000
                                              ----           ----

         Revenues                        $ 30,461,306   $ 22,952,333
         Net loss                        $ (9,027,599)  $ (5,584,016)
         Loss per share                         $(.28)         $(.21)
These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made as of these dates or of results which may occur in the future.

NOTE E - LONG TERM DEBT

Long-term debt consists of the following:
                                                                              December 31,
                                                                             2001       2000
                                                                             ----       ----
   Note payable to a bank, due in monthly installments of $86,500, including interest at 6.9%, secured by a certificate of deposit;
      paid in March 2001.                                                 $   --     $ 257,480

   Non-interest bearing notes payable to former shareholders of CoComp,
      Inc.; principal payments of $100,000 in January 2001, $50,000 in
      March 2001 and $40,000 per month thereafter with any remaining
      amounts due in May 2002.                                              160,349    713,915

   Other                                                                     40,000       --
                                                                           --------   --------
                                                                            200,349    971,395
   Less current maturities                                                  200,349    757,480
                                                                           --------   --------
                                                                          $   --     $ 213,915
                                                                           ========   ========

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE F - LINE OF CREDIT

The Company has a revolving credit facility (the Facility) which permits the Company to borrow up to $2.5 million, subject to availability under its borrowing base. At December 31, 2001, no amounts were outstanding. The Facility bears interest at prime plus 3% (8% at December 31, 2001), expires in May 2004 and requires the maintenance of certain financial covenants. The facility is secured by certain assets of a subsidiary of the Company.

NOTE G - INCOME TAXES

Following is a reconciliation of income tax expense at the statutory federal income tax rate of 34% to the actual income tax expense:
                                                     2001           2000
                                                     ----           ----

  Income tax benefit at statutory rate          $ (2,172,188)  $ (1,613,313)
  Nondeductible expenses                              10,548          --
  Increase in valuation reserve                    2,165,737      1,613,313
  Other                                               (4,097)        60,000
                                                 -----------    -----------
                                                $     --       $     60,000
                                                 ===========    ===========
Deferred income tax assets and liabilities reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their basis for financial reporting purposes. Temporary differences that give rise to deferred tax assets are as follows:
                                                       December 31,
                                                    2001          2000
                                                    ----          ----

  Net operating loss carryforwards              $ 2,858,571    $ 727,354
  Accounts receivable                               448,780      448,780
  Investments                                       455,821      455,821
  Other                                              15,878      (18,642)
                                                -----------  -----------
     Deferred tax assets                          3,779,050    1,613,313
  Valuation allowance                            (3,779,050)  (1,613,313)
                                                -----------  -----------
     Net deferred tax asset                     $    --        $    --
                                                ===========  ===========
As a result of the significant net losses incurred in 2001 and 2000, the Company recorded a valuation allowance to fully reserve its deferred tax assets.

At December 31, 2001, the Company has net operating loss carryforwards available to offset future federal taxable income of approximately $8,400,000. Such carryforwards expire principally in 2020 and 2021.

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE H - COMMITMENTS AND CONTINGENCIES

As of December 31, 2001, the Company had long-term noncancelable lease agreements for office space with the following minimum commitments:
                                            Amount
                                            ------

    2002                                  $ 372,510
    2003                                    296,718
    2004                                    178,591
    2005                                    117,435
    2006                                     13,861
                                           --------
                                          $ 979,115
                                           ========
In December 2001, the Company settled all of its litigation with 3Si Holdings, Inc. (3Si) and XS Data Solutions, Inc. (XS Data) by forgiving certain accounts receivable owed by 3Si and XS Data and the release of a pledge on certain shares of 3Si common stock. During the years ended December 31, 2001 and 2000, the Company recorded charges of $1,384,419 and $2,605,763, respectively, related to these matters.

The Company is engaged in the defense of certain claims and lawsuits arising out of the ordinary course and conduct of its business, the outcome of which is not determinable at this time. In the opinion of management, any liability that might be incurred by the Company upon the resolution of these claims and lawsuits will not, in the aggregate, have a material adverse effect on the Company’s consolidated results of operations, cash flows or financial condition.

NOTE I - STOCKHOLDERS’ EQUITY

               Stock Split

On March 1, 2000, the shareholders of the Company approved a 1 for 36 common stock reverse split. All per share and share amounts have been adjusted to reflect the reverse split.

               Private Placements

During March 2000, the Company sold 1,134,526 shares of Series AA preferred stock and 363,734 units of Series AAA preferred stock for net proceeds of $1,530,291 and $898,350, respectively. Each unit of Series AAA preferred stock consisted of one Series AAA preferred share and a warrant to purchase one share of common stock exercisable at $3.50 per share and one share of common stock exercisable at $5.00 per share.

During March and April 2000, the Company completed a private placement of 170,667 shares of common stock with warrants to purchase 1,000,000 shares at $9.00 per share for net proceeds of $515,001 (net of offering costs of $55,000). The warrants expire as follows: 200,000 in December 2000, 400,000 in June 2001, and 400,000 in December 2001.

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE I - STOCKHOLDERS’ EQUITY - Continued

In June 2001, the Company completed a private placement of 8,960,488 shares of common stock, warrants to purchase 2,207,747 shares of common stock at $.625 per share and warrants to purchase 2,207,747 shares of common stock at $1.25 per share for net proceeds of $4,848,115 (net of offering costs of $699,167). Additionally, the Company issued warrants to purchase 1,156,942 shares of common stock at $.625 per share and warrants to purchase 271,000 shares of common stock at $1.15 per share for sales commissions incurred in connection with the private placement.

               Stock options:

On March 1, 2000, shareholders of the Company approved the 2000 Incentive Stock Option Plan (2000 Plan). The total number of shares of common stock subject to options under this plan may not exceed 1,500,000 shares.

On September 20, 2001, the Company approved the 2001 Stock Option Plan (2001 Plan). The total number of shares of common stock subject to options under this plan may not exceed 5,000,000 shares. Options granted under the plan vest generally over three to ten years.

At December 31, 2001, 5,000,000 and 1,500,000 shares of common stock were reserved for future grants under the 2001 Plan and 2000 Plan, respectively.

The Company has adopted only the disclosure provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-based Compensation, for employee stock options and continues to apply Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, for recording stock options granted. If the Company had elected to recognize compensation expense based upon the fair value at grant date consistent with the methodology prescribed by SFAS 123, net loss and loss per share would have been increased to the pro forma amounts indicated below:
                                                          Year ended December 31,
                                                            2001           2000
                                                            ----           ----

   Net loss - as reported                             $ (6,388,799)  $ (4,805,039)
   Net loss - pro forma                                 (7,848,042)    (8,006,626)

   Basic and diluted loss per share - as reported             (.45)          (.63)

   Basic and diluted loss per share - pro forma               (.55)         (1.04)
The fair value of these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2001 and 2000, respectively: dividend yield of 0% for all periods; volatility of 105% and 100%; risk-free interest rates of 4.13% and 6.375% and expected lives of one to five years. The weighted average fair value of options granted were $.80 and $1.76 per share during fiscal 2001 and 2000, respectively.

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE I - STOCKHOLDERS’ EQUITY - Continued

        Option activity for the two years ended December 31, 2001 is summarized as follows:

                                                Number of Shares   Weighted Average
                                               Underlying Options   Exercise Price
                                               ------------------  ----------------
   Outstanding at January 1, 2000                        --           $   --
   Granted                                          1,404,499             3.72
                                                   ----------          -------
   Outstanding at December 31, 2000                 1,404,499             3.72
   Granted                                          7,205,050             1.14
   Forfeited                                       (1,492,604)            2.59
                                                   ----------          -------
   Outstanding at December 31, 2001                 7,116,945             1.34
                                                   ==========          =======
   Exercisable at December 31, 2000                   644,833         $   2.50
                                                   ==========          =======
   Exercisable at December 31, 2001                 1,088,561         $   2.06
                                                   ==========          =======
Further information regarding options outstanding and options exercisable at December 31, 2001 is summarized below:
                                   Options Outstanding          Options Exercisable
                             -------------------------------   --------------------
                                       Weighted     Weighted              Weighted
                             Number     Average      Average    Number     Average
           Range of            of      Remaining    Exercise     of       Exercise
       Exercise Prices       Shares      Life         Price     Shares      Price
       ---------------       ------    ---------    --------    -------   --------

      $ .33  to   1.00      3,672,811    9.34 years $  .68       309,797  $  .98
       1.01  to   1.50      1,207,239    5.96         1.50       400,603    1.50
       1.51  to   2.00      1,300,000    5.81         2.00       250,000    2.00
       2.01  to   2.25        866,895    5.93         2.25        58,161    2.25
       2.26  to  10.82         70,000    3.20        10.12        70,000   10.12
       ---------------      ---------    ----        -----     ---------   -----
      $ .33  to  10.82      7,116,945    3.99       $ 1.34     1,088,561  $ 2.06
      ================      =========    ====        =====     =========   =====

SAN Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2001 and 2000

NOTE I - STOCKHOLDERS’ EQUITY - Continued

        Warrant activity for the two years ended December 31, 2001 is summarized as follows:

                                             Number of Shares    Weighted Average
                                           Underlying Warrants    Exercise Price
                                           -------------------   ----------------
   Outstanding at January 1, 2000                  --                $   --
   Granted                                    2,244,688                  5.88
   Exercised                                   (912,148)                 3.89
   Forfeited                                    (82,540)                 3.50
                                             ----------                ------
   Outstanding at December 31, 2000           1,250,000                  7.50
   Granted                                    6,743,436                  1.12
   Forfeited                                 (1,000,000)                 9.00
                                             ----------                ------
   Outstanding at December 31, 2001           6,993,436              $   1.13
                                             ==========                ======
   Exercisable at December 31, 2000           1,250,000              $   7.50
                                             ==========                ======
   Exercisable at December 31, 2001           6,993,436              $   1.13
                                             ==========                ======
In 2001, in addition to the warrant issuances discussed above and in Note D, the Company granted warrants to purchase 300,000 shares of common stock at $.81 to $1.00 per share to an employee; a warrant to purchase 100,000 shares of common stock at $1.00 per share, valued at $51,000, in connection with the acquisition of assets and warrants to purchase 500,000 shares of common stock at $1.00 to $2.00 per share, with a fair value of $186,000, as consideration for certain consulting services. The warrants issued to non-employees were valued by using the Black-Scholes option pricing model with the following weighted average assumptions; dividend yield of 0%; volatility of 98%; risk free interest rate of 4.4%, and expected life of 2.6 years. The related expense was recorded at the date of grant, which approximated the performance of the service.

NOTE J - DEFINED CONTRIBUTION PLAN

In October 2001, the Company implemented a defined contribution plan covering all employees who have three months of service with the Company. The Plan allows participants to make voluntary pre-tax contributions, which are partially matched by the Company. For the year ended December 31, 2001, employer contributions were approximately $93,000.

SAN Holdings, Inc.
CONSOLIDATED BALANCE SHEETS
December 31, 2001 and March 31, 2002
(Unaudited)

                                                                  December 31,       March 31,
                                                                      2001             2002
                                                                  -----------        ---------
Current Assets:

   Cash and cash equivalents ..................................   $  5,320,721    $  1,789,095
   Accounts receivable, less allowance for doubtful accounts
     of $212,750 and $130,800, respectively ...................      6,397,915       6,803,187
   Other receivables ..........................................        265,635         267,551
   Inventory ..................................................      2,302,526       1,508,024
   Prepaid maintenance contracts ..............................        590,628       1,387,453
   Prepaid expenses ...........................................        153,646         119,001
                                                                  ------------    ------------
     Total current assets .....................................     15,031,071      11,874,311

   Property and equipment, net ................................      1,345,849       1,282,489
   Goodwill ...................................................     18,836,403      18,870,718
   Other assets ...............................................        538,965         407,179
                                                                  ------------    ------------
Total Assets ..................................................   $ 35,752,286    $ 32,434,697
                                                                  ============    ============

Current Liabilities:

   Accounts payable ...........................................   $ 10,907,003    $  8,703,932
   Accrued expenses ...........................................      2,694,910       1,414,190
   Deferred revenue ...........................................      2,123,269       1,536,260
   Short-term debt ............................................        200,349         830,001
                                                                  ------------    ------------
     Total current liabilities ................................     15,925,531      12,484,383

Stockholders' equity
   Preferred stock; no par value, 10,000,000 shares authorized;
     no shares issued and outstanding .........................           --              --

   Common stock; no par value, 75,000,000 shares authorized;
     37,022,624 and 38,438,318, shares, respectively,
     Issued and outstanding ...................................     30,957,815      31,755,833
   Accumulated deficit ........................................    (11,131,060)    (11,805,519)
                                                                  ------------    ------------
     Total stockholders' equity ...............................     19,826,755      19,950,314
                                                                  ------------    ------------
Total Liabilities and Stockholders' Equity ....................   $ 35,752,286    $ 32,434,697
                                                                  ============    ============

See accompanying notes

SAN Holdings, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31, 2001 and 2002
(Unaudited)

                                                             For the three months ended
                                                                       March 31,
                                                             ---------------------------
                                                                2001            2002
                                                                ----            ----

Revenues ..............................................   $  3,368,383    $  9,212,300

Cost of goods sold ....................................      2,669,938       7,326,602
                                                          ------------    ------------
   Gross profit .......................................        698,445       1,885,698

Engineering, selling, general & administrative expenses      1,538,835       2,249,207
Depreciation & amortization ...........................        230,220         251,563
                                                          ------------    ------------
    Loss from operations ..............................     (1,070,610)       (615,072)

Other income (expense):
   Interest expense ...................................         (9,332)        (62,800)
   Interest income ....................................          5,394           3,413
   Other income .......................................          7,811            --
                                                          ------------    ------------
     Total other income (expenses) ....................          3,873         (59,387)
                                                          ------------    ------------
Net loss ..............................................   $ (1,066,737)   $   (674,459)
                                                          ============    ============

Loss per common share:
Basic loss
   per common share ...................................   $      (0.11)   $       (.02)
                                                          ============    ============
Diluted loss
   per common share ...................................   $      (0.11)   $       (.02)
                                                          ============    ============

Weighted average shares outstanding:
   Basic ..............................................      9,697,609      37,101,274
                                                          ============    ============
   Diluted ............................................      9,697,609      37,101,274
                                                          ============    ============

See accompanying notes

SAN Holdings, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2001 and 2002
(Unaudited)

                                                                          March 31,
                                                                     -------------------
                                                                     2001           2002
                                                                     ----           ----
Cash flows from operating activities:
   Net loss .................................................   $(1,066,737)   $  (674,459)
   Adjustments to reconcile net loss to net
     cash provided by (used in) operating activities:
       Depreciation and amortization ........................       230,220        251,563
       Changes in operating assets and liabilities, net of
         acquisitions:
       Accounts receivable ..................................     1,333,706       (407,188)
       Inventory ............................................      (225,243)       794,502
       Prepaid expenses .....................................      (185,790)      (762,180)
       Accounts payable .....................................       (93,356)    (2,137,679)
       Accrued expenses .....................................     1,028,604     (1,346,114)
       Deferred revenue .....................................       (56,370)      (587,009)
       Other assets .........................................        30,000        (18,906)
                                                                -----------    -----------
         Total adjustments ..................................     2,061,771     (4,213,011)
                                                                -----------    -----------
     Net cash provided by (used in) operating activities ....       995,034     (4,887,470)

Cash flows from investing activities:
   Maturity of certificate of deposit .......................       497,093           --
   Purchase of property and equipment .......................      (271,897)       (37,511)
   Other ....................................................         2,000        (34,315)
                                                                -----------    -----------
     Net cash provided by (used in) investing activities ....       227,196        (71,826)

Cash flows from financing activities:
   Proceeds from sale of common stock and warrants ..........          --          798,018
   Proceeds from short-term borrowings ......................          --          776,049
   Payments on notes payable ................................      (445,628)      (146,397)
                                                                -----------    -----------
     Net cash provided by (used in) financing activities ....      (445,628)     1,427,670
                                                                -----------    -----------
Net increase (decrease) in cash and cash equivalents ........       776,602     (3,531,626)
Cash and cash equivalents at beginning of period ............       282,932      5,320,721
                                                                -----------    -----------
Cash and cash equivalents at end of period ..................   $ 1,059,534    $ 1,789,095
                                                                ===========    ===========

See accompanying notes

SAN Holdings, Inc.
Notes to Unaudited Financial Statements
March 31, 2002

1.    Basis of Presentation

The accompanying unaudited interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-KSB/A No. 1 for the year ended December 31, 2001. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for any interim period are not necessarily indicative of results to be expected for the year.

2.   Private Placement

During the first quarter of 2002 we closed a private offering of units, at $6,800 per unit, that raised $798,456, net of fees. Each unit consisted of 10,000 shares and a five- year warrant to purchase 2,000 shares at $.85 per share. A total of 1,415,694 shares and 431,450 warrants, including those issued as placement agent compensation, were issued in this offering.

3.    Basic and Diluted Net Earnings (Loss) Per Share

SANZ uses the weighted average number of common shares outstanding each period to compute basic income (loss) per share. Diluted income (loss) per share is computed using the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. For all periods presented, all potential common shares were anti-dilutive.

4.    New Accounting Pronouncements

Effective January 1, 2002, SANZ adopted Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, SFAS No. 142, Goodwill and Intangible Assets, and SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

SFAS No. 141 and SFAS No. 142

Major provisions of these statements and their effective dates are as follows:

°	intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights and are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability;

°	effective January 1, 2002, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization;

SAN Holdings, Inc.
Notes to Unaudited Financial Statements (Continued)
March 31, 2002

°	effective January 1, 2002, goodwill and intangible assets with indefinite lives will be tested for impairment annually or whenever there is an impairment indicator; and

°	all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting

SANZ amortized goodwill and intangible assets acquired prior to July 1, 2001 until December 31, 2001. Beginning January 1, 2002, quarterly and annual goodwill amortization is no longer recognized. We will complete a transitional fair value based impairment test of goodwill as of January 1, 2002 by June 30, 2002. Impairment losses, if any, resulting from the transitional testing will be recognized as a cumulative effect of a change in accounting principle

Net loss and loss per share for the three months ended March 31, 2002 and 2001, adjusted to exclude amortization expense, is as follows:

                                                                      Three months
                                                                     ended March 31
                                                                   -------------------
                                                                   2001           2002
                                                                   ----           ----

Net loss - as reported                                        $(1,066,737)     $(618,692)
Goodwill amortization                                              56,050          --
                                                               ----------       --------
Net loss - as adjusted                                        $(1,010,687)     $(618,692)
                                                               ==========       ========

Basic and diluted loss per share - as reported                $     (0.11)     $   (0.02)
Goodwill amortization                                               --             --
                                                               ----------       --------

Basic and diluted loss per share as adjusted                  $     (0.11)     $   (0.02)
                                                               ==========       ========

SFAS No. 144

SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The implementation of this standard did not have an effect on our financial position, results of operations or cash flows.

SAN HOLDINGS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

Purchase of ITIS Services, Inc.

        The following unaudited pro forma condensed financial information of SAN Holdings, Inc. (SANZ) gives effect to the acquisition of all of the outstanding stock of ITIS Services, Inc. (ITIS) and reflects the assumptions and adjustments described in the accompanying notes. The unaudited condensed pro forma balance sheet as of September 30, 2001 presents the financial position of SANZ assuming the acquisition occurred on that date. The unaudited condensed pro forma statements of operations for the nine months ended September 30, 2001 and year ended December 31, 2000 give effect to the acquisition as if it occurred on January 1, 2000. The pro forma adjustments are based upon available information and certain assumptions that SANZ believes are reasonable.

        The unaudited pro forma financial information is not indicative of the results that would have occurred if the merger had occurred on the date indicated or which may be realized in the future. The following unaudited pro forma financial information is based upon the historical financial statements of SANZ and ITIS and should be read in conjunction with such historical financial statements of the companies, and the notes thereto, previously filed with the Commission.

SAN Holdings, Inc.
Unaudited Pro Forma Condensed Balance Sheet
September 30, 2001

                                                                                    Pro forma
                                                       SANZ          ITIS           adjustments          Pro forma
                                                       ----          ----           -----------          ---------
Current Assets
  Cash ........................................   $  2,762,579   $    168,624    $   (250,000)(a)(b)   $  2,681,203
  Accounts receivable .........................      4,953,997      3,113,611            --               8,067,608
  Notes receivables ...........................         61,836           --              --                  61,836
  Prepaid expenses ............................        120,144           --              --                 120,144
  Inventory ...................................        279,445        116,909            --                 396,354
  Investment securities - available for sale ..        320,419           --              --                 320,419
                                                  ------------   ------------    ------------          ------------
                                                     8,498,420      3,399,144        (250,000)           11,647,564
                                                  ------------   ------------    ------------          ------------

Property and equipment, net ...................        859,093        606,565            --               1,465,658
                                                  ------------   ------------    ------------          ------------
Other Assets
  Goodwill ....................................      2,787,754           --        14,363,089(a)         17,150,843
  Other .......................................        171,682         85,398            --                 257,080
                                                  ------------   ------------    ------------          ------------
                                                     2,959,436         85,398      14,363,089            17,407,923
                                                  ------------   ------------    ------------          ------------

Total Assets ..................................   $ 12,316,949   $  4,091,107    $ 14,113,089          $ 30,521,145
                                                  ============   ============    ============          ============
Liabilities & Stockholders' Equity

Current Liabilities
  Accounts payable ............................   $  2,194,919   $  2,096,914    $       --            $  4,291,833
  Accrued liabilities .........................      3,657,802        256,984            --               3,914,786
  Short-term note payable .....................         91,852        100,000        (100,000)(b)            91,852
                                                  ------------   ------------    ------------          ------------
                                                     5,944,573      2,453,898        (100,000)            8,298,471
                                                  ------------   ------------    ------------          ------------
Long-term note payable ........................        213,915           --              --                 213,915

Stockholders' equity ..........................      6,158,461      1,637,209      14,213,089(a)         22,008,759
                                                  ------------   ------------    ------------          ------------

                                                  $ 12,316,949   $  4,091,107    $ 14,113,089          $ 30,521,145
Total Liabilities and Stockholders' Equity ....   ============   ============    ============          ============

SAN Holdings, Inc.
Unaudited Pro Forma Condensed Statement of Operations
Nine Months Ended September 30, 2001

                                                                                   Pro forma
                                                 SANZ             ITIS            adjustments        Pro forma
                                                 ----             ----            -----------        ---------

Revenue .................................   $ 14,374,984      $  7,454,074      $      --            21,829,058
Cost of sales ...........................     12,036,352         5,854,333             --            17,890,685
                                            ------------      ------------      ------------       ------------
Gross margin ............................      2,338,632         1,599,741             --             3,938,373
                                            ------------      ------------      ------------       ------------

Operating expenses ......................      5,252,233         3,658,419          (280,545)(c)(d)   8,630,107
Depreciation and amortization ...........        361,841           108,019             --               469,860
                                            ------------      ------------      ------------       ------------
                                               5,614,074         3,766,438          (280,545)         9,099,967
                                            ------------      ------------      ------------       ------------

Operating loss ..........................     (3,275,442)       (2,166,697)          280,545         (5,161,594)
                                            ------------      ------------      ------------       ------------

Interest and other income ...............         34,313            65,760              --              100,073
Interest expense ........................        (41,168)             --                --              (41,168)
                                            ------------      ------------      ------------       ------------
                                                  (6,855)           65,760              --               58,905
                                            ------------      ------------      ------------       ------------

Net loss ................................   $ (3,282,297)     $ (2,100,937)     $    280,545       $ (5,102,689)
                                            ============      ============      ============       ============

Net loss per share - basic and diluted ..   $      (0.27)                                          $      (0.17)
                                            ============                                           ============

Weighted average shares
outstanding - basic and diluted .........     12,319,931                                             30,831,193
                                            ============                                           ============

SAN Holdings, Inc.
Unaudited Pro Forma Condensed Statement of Operations
Year Ended December 31, 2000

                                                                                 Pro forma
                                                  SANZ              ITIS         Adjustments            Pro forma
                                                  ----              ----         -----------            ---------

Revenue .................................... $ 18,310,413      $  2,950,333              --            $ 21,260,746
Cost of sales ..............................   13,708,020         2,112,446              --              15,820,466
                                             ------------      ------------      ------------          ------------
Gross margin ...............................    4,602,393           837,887              --               5,440,280
                                             ------------      ------------      ------------          ------------
Operating expenses .........................    9,139,573         2,241,282          (426,535)(c)(d)     10,954,320
Depreciation and amortization ..............      152,130            51,954              --                 204,084
                                             ------------      ------------      ------------          ------------
                                                9,291,703         2,293,236          (426,535)           11,158,404
                                             ------------      ------------      ------------          ------------
Operating loss .............................   (4,689,310)       (1,455,349)          426,535            (5,718,124)
                                             ------------      ------------      ------------          ------------
Interest and other income ..................       85,211            59,273              --                 144,484
Interest expense ...........................     (140,940)             --                --                (140,940)
                                             ------------      ------------      ------------          ------------
Total other income/(expense) ...............      (55,729)           59,273              --                   3,544
                                             ------------      ------------      ------------          ------------
Net loss ................................... $ (4,745,039)     $ (1,396,076)     $    426,535          $ (5,714,580)
                                             ============      ============      ============          ============

Net loss per share - basic and diluted ..... $      (0.62)                                             $      (0.22)
                                             ============                                              ============

Weighted average shares
outstanding - basic and diluted ............    7,686,000                                                26,197,262
                                             ============                                              ============

SAN Holdings, Inc.

Notes to Unaudited Pro Forma Condensed Financial Information

1.	The unaudited pro forma condensed financial information gives effect to the acquisition of all of the outstanding stock of ITIS Services, Inc. (ITIS). Consideration consisted of 18,511,262 shares of SAN Holdings, Inc.(SANZ) common stock valued at $14 million, options to acquire 3,315,050 shares of SANZ common stock valued at $2 million and approximately $150,000 of acquisition costs. The unaudited pro forma condensed financial information reflects the following adjustments:

(a)	to reflect the consideration given to acquire ITIS and related purchase accounting adjustments.

(b)	to reflect the pay off of the ITIS short-term note payable at acquisition.

(c)	to reflect the elimination of duplicative corporate overhead expenses of $375,000 for the nine months ended September 30, 2001 and $500,000 for the year ended December 31, 2000.

(d)	to reflect the amortization of deferred stock-based compensation related to unvested options issued as part of the acquisition. Amortization of deferred stock-based compensation was $94,455 for the nine months ended September 30, 2001 and $73,465 for the year ended December 31, 2000.

2.	The unaudited pro forma condensed financial statements of SANZ include assumptions relating to the allocation of the purchase price to the acquired assets and liabilities of ITIS. These assumptions are based on management’s best preliminary estimates, and the actual allocation of the purchase price may differ from that reflected in these unaudited pro forma condensed financial statements. The estimated purchase price and purchase price allocation are as follows:

        Fair value of SANZ common stock issued                     $  13,883,446
        Fair value of SANZ stock options issued                        1,966,852
        Acquisition costs                                                150,000
                                                                    ------------
                                                                      16,000,298
                                                                    ============

        Estimated fair value of net tangible assets

        Cash                                       $  168,624
        Accounts receivable                         3,113,611
        Inventory                                     116,909
        Property and equipment                        606,565
        Other assets                                   85,398
                                                   ----------
                                                    4,091,107

        Accounts payable                           (2,096,914)
        Accrued liabilities                          (256,984)
        Short-term note payable                      (100,000)
                                                  -----------

            Value of net tangible assets                               1,637,209

            Value of net intangible assets                            14,363,089
                                                                    ------------
                                                                    $ 16,000,298
                                                                    ============

Report of Independent Accountants

To the Management Committee of
ITIS Services LLC

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in members’ equity and of cash flows present fairly, in all material respects, the financial position of ITIS Services LLC (the “Company”) at December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a limited operating history and has incurred a loss from operations since its inception. These circumstances raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ PricewaterhouseCoopers LLP
Stamford, CT
August 23, 2001

ITIS Services LLC
Balance Sheet
December 31, 2000

___________________________________________________________________________________________________

Assets
Current assets:
  Cash and cash equivalents ......................................    $ 3,289,165
  Accounts receivable ............................................        607,303
  Prepaid expenses and other current assets ......................         84,473
                                                                      -----------
       Total current assets ......................................      3,980,941

  Inventory ......................................................         82,385
  Property and equipment, net of accumulated
   depreciation of $51,954 .......................................        264,209
                                                                      -----------
       Total assets ..............................................    $ 4,327,535
                                                                      ===========

Liabilities and Members' Equity

Current liabilities:
  Accounts payable ...............................................    $   544,575
  Related party accounts payable .................................          5,000
  Accrued wages ..................................................         29,311
  Other accrued liabilities ......................................         18,725
                                                                      -----------
       Total current liabilities .................................        597,611
                                                                      -----------

  Commitments and contingencies

  Members' equity ................................................      3,729,924
                                                                      -----------
     Total liabilities and members' equity .......................    $ 4,327,535
                                                                      ===========

The accompanying notes are an integral part of these financial statements.

ITIS Services LLC
Statement of Operations
For the year ended December 31, 2000

___________________________________________________________________________________________________

Revenue from:

  Sales ....................................................          $ 2,609,893
  Consulting services ......................................              340,440
                                                                      -----------
       Total revenue .......................................            2,950,333

Cost and expenses:

  Cost of goods sold .......................................            2,012,346
  Cost of services .........................................              100,100
  Selling, general and administrative ......................            2,241,282
  Depreciation and amortization ............................               51,954
                                                                    -----------
       Total costs and expenses ............................            4,405,682
                                                                    -----------

Loss from operations .......................................           (1,455,349)
Interest income ............................................               59,273
                                                                    -----------

Net loss ...................................................          $(1,396,076)
                                                                    ===========

The accompanying notes are an integral part of these financial statements.

ITIS Services LLC
Statement of Changes in Members’ Equity
For the year ended December 31, 2000

___________________________________________________________________________________________________

Members' equity at January 1, 2000 ..................  $     --

Contributions from members ..........................        1,000

Issuance of convertible preferred Series A Units ....    5,125,000

Net loss ............................................   (1,396,076)
                                                       -----------

Members' equity at December 31, 2000 ................  $ 3,729,924
                                                       ===========

The accompanying notes are an integral part of these financial statements.

ITIS Services LLC
Statement of Cash Flows
For the year ended December 31, 2000

___________________________________________________________________________________________________

Cash flows from operating activities:
  Net loss ........................................................   $(1,396,076)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
   Depreciation ...................................................        51,954
   Changes in assets and liabilities:
     Increase in accounts receivable ..............................      (607,303)
     Increase in prepaid expenses and other current assets ........       (84,473)
     Increase in inventory ........................................       (82,385)
     Increase in accounts payable .................................       544,575
     Increase in related party payable ............................         5,000
     Increase in accrued wages ....................................        29,311
     Other accrued liabilities ....................................        18,725
                                                                      -----------

   Net cash used in operating activities ..........................    (1,520,672)
                                                                      -----------

Cash flows from investing activities:
  Capital expenditures ............................................      (316,163)
                                                                      -----------

   Net cash used in investing activities ..........................      (316,163)
                                                                      -----------

Cash flows from financing activities:
    Cash received for membership interests ........................     5,126,000
                                                                      -----------

   Net cash provided by financing activities ......................     5,126,000
                                                                      -----------

   Net increase in cash ...........................................     3,289,165

   Cash and cash equivalents, beginning of period .................             0
                                                                      -----------
   Cash and cash equivalents, end of period .......................   $ 3,289,165
                                                                      ===========

The accompanying notes are an integral part of these financial statements.

ITIS Services LLC
Notes to Financial Statements

___________________________________________________________________________________________________

1.         Business and Organization

Formation of the Business
ITIS Services LLC. (the “Company”) was formed as a limited liability company under the Delaware Limited Liability Company Act (the “Act”) on November 15, 1999. As of January 1, 2000, the Company acquired substantially all of the assets and assumed certain liabilities of ITIS Inc., and commenced operations on that date. The Company principally operates as a reseller of computer software and hardware and a provider of related services.

The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a limited operating history and has incurred losses from operations since its inception. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters include expanding its market share as well as seeking additional financing arrangements. As discussed in Note 8, the Company also undertook a restructuring in June 2001 in order to reduce operating expenses. Although, management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient fees for its services or financing on terms acceptable to the Company. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Limited Liability Company Agreement
The Company has been organized as a limited liability company. The owners of an interest in a limited liability company are called “members” and are not individually liable for the obligations and liabilities of the entity.

Pursuant to the Limited Liability Company Operating Agreement (the “Agreement”), the members of the Company have approved a management committee. The Agreement also contains certain restrictions with regard to the disposition/transfer of individual membership interests.

2.         Summary of Significant Accounting Policies

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.

Concentration of Credit Risk and Significant Customers
Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. To minimize risk, ongoing credit evaluations of customers’ financial condition are performed, although collateral generally is not required. At December 31, 2000, three customers accounted for 52.8%, 20.2% and 18.6% of gross accounts receivable.

Inventories The inventory balance primarily reflects goods that have shipped, but, have not been received by the customer as of year end. It is not the company’s business practice to stock inventory.

Property and Equipment
Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

Revenue Recognition
The Company’s revenue is derived from primarily two sources: (i) resale and installation of computer hardware and software and (ii) service revenue, derived primarily from providing consulting services to end users.

Revenue is recognized upon execution of a contract and completion of delivery and service obligations, provided that no uncertainties regarding customer acceptance exist and collection of the related receivable is probable.

Income Taxes
The Company, as an LLC, is taxed as a partnership for federal and state tax purposes. There are no entity level income taxes imposed by jurisdictions in which the Company conducts its business and, therefore, these financial statements do not reflect any federal or state income tax expense. The profit or loss is deemed passed through to the members of the LLC and they are obligated to report such profit or loss on their own tax returns in the relevant jurisdictions.

Equity Compensation The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations in accounting for equity awards.

Fair Value of Financial Instruments
The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are short term in nature, and accordingly, their carrying value approximates fair value.

3.         Property and Equipment

                                               Estimated
                                              useful life
                                                     (years)
                                              -----------

     Software                                       2       $   100,000
     Computer equipment                             3           212,113
     Furniture and fixtures                         5             4,050
                                                             ----------
                                                               316,163
     Less - accumulated depreciation                            (51,954)
                                                             ----------
                                                            $   264,209
                                                             ==========
Depreciation expense for the year ended December 31, 2000 was $51,954.

4.         Commitments and Contingencies

The Company leases its office space and certain office equipment under noncancelable operating leases. Total rent expense under these operating leases was approximately $131,535 for the year ended December 31, 2000.

Future minimum lease payments under noncancelable operating leases at December 31, 2000 are as follows:

               Years ending December 31:
               2001                                         $ 226,559
               2002                                           166,029
               2003                                            74,119
               2004                                            12,657
               2005                                                 0
                                                            ---------
                                                            $ 479,364
                                                            =========
The Company may be party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that there is not any substantive litigation and claims against the Company. However, in the event such litigation or claims arise, it could result in a material adverse effect on the financial position, results of operations or cash flows of the Company.

5.         Classes or Series of Equity

The issued and outstanding equity of the Company, in the form of Units, consists of one series of Preferred Units and two classes of Common Units (Class A Common Units and Class B Common Units).

The Preferred Units possesses certain rights, powers and preferences senior to those of the Common Units. At December 31, 2000, there were 12,058,842 Preferred Units issued and outstanding. In general, upon any sale or other liquidation of the Company, the holders of the Preferred Units are entitled to preferential distributions equal to the amount of the original investment of such holders, as adjusted for prior distributions. Once the holders of the Preferred Units receive such preferential distribution, the holders of the Common Units are entitled to receive a like amount per Unit. After both the Preferred Units and the Common Units have received such distribution, the Preferred Units and the Common Units share in further distributions on a pari passu basis. In general, the holders of the Preferred Units also have the right to elect two members of the Company’s Board of Managers (referred to as “Series A Managers”), and the approval of the Series A Managers and/or the holders of the Preferred Units is required in order to approve certain actions by the Company. Excepting only the foregoing preferential voting rights, the holders of the Preferred Units vote on an as-converted basis with the holders of the Common Units. The Preferred Units are convertible into Class A Common Units at any time at a specified conversion price and are mandatorily convertible upon a public offering of the Company’s equity securities meeting certain criteria.

The Class B Common Units (which are held by one individual, the current President and Chief Executive Officer of the Company) are entitled to certain liquidation preferences over the Class A Common Units. Upon a sale or other liquidation of the Company, and following the prior distribution of $10,000,000, to the holders of the Class A Common Units (representing the aggregate capital accounts of the holders of the Class A Common Units at the time the Class B Common Units were issued), the holder of the Class B Common Units is entitled to the distribution of the next $1,500,000. Following the distribution of such $1,500,000 to the holder of the Class B Units, the Class A Common Units and the Class B Units are entitled to share in subsequent distributions on a pari passu basis. Excepting only the foregoing preferential distributions, the Class B Common Units are identical to the Class A Common Units in all respects. The Class B Common Units were granted under a Restricted Unit Agreement (see Note 6). At December 31, 2000, there were 42,435,084 and 6,223,056 Class A Units and Class B Units, respectively, issued and outstanding; these amounts include units issued under Restricted Unit Agreements (see Note 6) which are considered issued and outstanding on grant date.

6.         Restricted Units Awards

Under the Company'’s Restricted Units Award Plan, officers and employees may receive grants of restricted units which provide the recipient with the right to vote all units subject to grant, and receive all distributions with respect to such units, whether or not vested. The unrealized gain reflected in the value of the Company as of the grant date is allocated, as of immediately prior to the issuance of the units, to the capital accounts or the then-existing members of the Company; accordingly, the restricted units entitle the grantee to participate solely in gains of the Company realized after the grant date. Grants are made at the discretion of the Board of Managers and generally vest over four years.

The Company applied Accounting Principle Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and its related interpretation, FIN 28, Accounting for Stock Appreciation Rights and Other Variable Option or Award Plans in accounting for the Restricted Unit Awards. Since the grantee only participates in realized gains of the Company, there was no compensation expense recorded for the year ended December 31, 2000. Future expense will be recorded when it is probable that the Company will have a realized gain and be measured as the amount of the realized gain to be distributed to grantee.

7.         Related Parties

Raging Knowledge, Inc. (“Raging Knowledge”), a software development company, is considered to be an affiliated entity because major shareholders of Raging Knowledge are also major shareholders of the Company. During a portion of 2000 the Company subleased a portion of its premises to Raging Knowledge. Rent received from Raging Knowledge (or paid by Raging Knowledge directly to the Company’s landlord) is reflected as an offset to rent expense.

Effective November 30, 2000, the Company licensed from Raging Knowledge a customized version of Raging Knowledge’s proprietary software product under a three-year license and software maintenance agreement. The Company recorded software expense of $1,104 at December 31, 2000 related to this agreement.

8.         Subsequent Event

In June 2001, the Company undertook a restructuring in which it closed its Florida and Michigan operations and reduced its total number of employees by approximately 20%. The restructuring was undertaken to reduce costs and to refocus the company’s operations on the northeast markets, exiting the Florida and Michigan markets in which it has achieved very limited sales. Sales by the Florida and Michigan offices totaled less than 10% of the Company’s total sales during the first six months of 2001.

ITIS Services LLC
Unaudited Financial Statements
September 30, 2000 and 2001

ITIS Services LLC
Balance Sheet
September 30, 2000

                                                                       Unaudited
                                                                       ---------
Assets
Current Assets:
         Cash and cash equivalents .............................      $4,411,478
         Accounts receivable ...................................         495,687
         Prepaid expenses and other current assets .............         140,829
                                                                      ----------
              Total current assets .............................      $5,047,994
                                                                      ----------

Inventory ......................................................          47,227
Property and equipment, net of accumulated depreciation ........          76,584
                                                                      ----------
              Total assets .....................................      $5,171,805
                                                                      ==========

Liabilities and Members' Equity
Current liabilities:
         Accounts payable ......................................      $  393,712
         Accrued wages .........................................          13,456
         Other accrued liabilities .............................          61,936
                                                                      ----------
              Total current liabilities ........................      $  469,104
                                                                      ----------

Members' equity ................................................       4,702,701
                                                                      ----------
              Total liabilities and members' equity ............      $5,171,805
                                                                      ==========

ITIS Services LLC
Balance Sheet
September 30, 2001

                                                                       Unaudited
                                                                       ---------

      Assets
Current Assets
  Cash .......................................................        $  168,624
  Accounts receivable ........................................         3,113,611
  Inventory ..................................................           116,909
  Prepaid expenses and other current assets ..................            85,398
                                                                      ----------
                                                                       3,484,542
                                                                      ----------
Property and equipment, net of accumulated depreciation ......           606,565
                                                                      ----------
 Total Assets ................................................        $4,091,107
                                                                      ==========
     Liabilities & Members' Equity
Current Liabilities
  Accounts payable ...........................................        $2,096,914
  Accrued liabilities ........................................           256,984
  Short-term note payable ....................................           100,000
                                                                      ----------
                                                                       2,453,898
                                                                      ----------
Members' equity ..............................................         1,637,209
                                                                      ----------
     Total Liabilities and members' equity ...................        $4,091,107
                                                                      ==========

ITIS Services LLC
Statement of Operations
For the nine months ended September 30, 2000

                                                                      Unaudited
                                                                      ---------

Total revenue ............................................          $ 2,267,229

Cost of goods sold .......................................            1,509,578
                                                                    -----------
Gross Profit .............................................              757,651
                                                                    -----------

Costs and expenses:

Selling, general and administrative ......................            1,169,804

Depreciation and amortization ............................               11,344
                                                                    -----------
Total costs and expenses .................................            1,181,148
                                                                    -----------

Loss from operations .....................................             (423,497)
Interest income ..........................................                2,167
Interest expense .........................................                  968
                                                                    -----------
Net loss .................................................          $  (422,298)
                                                                    ===========

ITIS Services LLC
Statement of Operations
For the nine months ended September 30, 2001

                                                                      Unaudited
                                                                      ---------

Revenue ................................................            $ 7,454,074
Cost of sales ..........................................              5,854,333
                                                                    -----------

Gross margin ...........................................              1,599,741
                                                                    -----------
Operating expenses .....................................              3,658,419
Depreciation and amortization ..........................                108,019
                                                                    -----------
                                                                      3,766,438
                                                                    -----------

Operating loss .........................................             (2,166,697)
                                                                    -----------
Interest and other income ..............................                 65,760
                                                                    -----------
                                                                         65,760
                                                                    -----------

Net loss ...............................................            $(2,100,937)
                                                                    ===========

ITIS Services LLC
Statement of Cash Flows
For the nine months ended September 30, 2000

                                                                      Unaudited
                                                                      ---------

          OPERATING ACTIVITIES
              Net Income .....................................       (422,298)
              Adjustments to reconcile Net Income
              to net cash provided by operations:
                  Accounts Receivable ........................       (495,687)
                  Inventory ..................................        (47,227)
                  Other Assets ...............................       (140,829)
                  Accounts Payable ...........................        393,712
                  Accrued Liabilities ........................         24,550
                                                                    ---------
          Net cash used by Operating Activities ..............       (687,779)

          INVESTING ACTIVITIES
                  Fixed Assets ...............................        (91,097)
                  Accumulated Depreciation ...................         14,513
                                                                    ---------
          Net cash used by Investing Activities ..............        (76,584)

          FINANCING ACTIVITIES
              Note Payable ...................................         15,842
              Due to Affiliates ..............................         35,000
              Invested Capital ...............................      5,124,999
                                                                    ---------
          Net cash provided by Financing Activities ..........      5,175,841
                                                                    ---------

      Net cash increase for period ...........................      4,411,478
                                                                    ---------

Cash at end of period ........................................      4,411,478
                                                                    =========

ITIS Services LLC
Statement of Cash Flows
For the nine months ended September 30, 2001

                                                                    Unaudited
                                                                    ---------

          OPERATING ACTIVITIES
              Net Income .....................................     (2,092,956)
              Adjustments to reconcile Net Income
              to net cash provided by operations:
                  Accounts Receivable ........................     (2,506,308)
                  Inventory ..................................        (34,524)
                  Other Assets ...............................         10,029
                  Accounts Payable ...........................      1,610,540
                  Accrued Liabilities ........................        139,871
                                                                    ---------
          Net cash used by Operating Activities ..............     (2,873,348)

          INVESTING ACTIVITIES
                  Fixed Assets: - Office
                  Equip & Computers ..........................       (449,723)
                  Accumulated Depreciation ...................        107,367
                                                                    ---------
          Net cash used by Investing Activities ..............       (342,356)
                                                                    =========
          FINANCING ACTIVITIES
              Note Payable ...................................        100,000
              Due to Affiliates ..............................         (5,000)
                                                                    ---------
          Net cash provided by Financing Activities ..........         95,000
                                                                    ---------

      Net cash decrease for period ...........................     (3,120,704)

      Cash at beginning of period ............................      3,289,166
                                                                    ---------

Cash at end of period ........................................        168,462
                                                                    =========

ITIS Services LLC
Notes to Unaudited Financial Statements

Basis of Presentation

The unaudited financial statements of ITIS Services LLC should be read in conjunction with the audited financial statements and related notes for the year ended December 31, 2000. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for any interim period are not necessarily indicative of results to be expected for the year.

[BACK COVER PAGE OF PROSPECTUS]

No one is authorized to give any information or make any representations not contained in this prospectus. If given or made, such information or representations must be not relied upon, as they have not been authorized by SANZ. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited. The delivery of this prospectus at any time does not imply that the information herein is correct after the date of the prospectus.

SAN HOLDINGS, INC.

                                                                 TABLE OF CONTENTS
                                                                                                                                              Page

Prospectus Summary ..........................................  2
Risk Factors ................................................  3                          32,395,950 shares
Available Information .......................................  6                           of common stock
Use of Proceeds .............................................  7
SANZ and Its Business .......................................  7
Market for Our Shares and                                                                    July __, 2002
  Related Shareholder Matters ............................... 13
Management’s Discussion and Analysis of
  Financial Condition and Results of Operations ............. 14
Management .................................................. 17                              PROSPECTUS
Share Ownership of Principal

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.      Indemnification of Directors and Officers.

        Colorado law permits a corporation to indemnify directors, officers, employees, or agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and attorneys’ fees paid or incurred in connection with any proceeding, other than an action by or in the right of the corporation, to which the director, officer, employee or agent may be a party, provided he shall have acted in good faith and shall have reasonably believed:

(a)	in the case of a civil proceeding, that his conduct was in or not opposed to the best interests of the corporation, or

(b)	in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful.

        In connection with an action by a corporation, or to enforce a right of a corporation, against a director, officer, employee or agent, the corporation has the power to indemnify a director, officer, employee or agent for reasonable expenses incurred in connection with the suit:

(a)	if the person acted in good faith and in a manner in or not opposed to the best interests of the corporation, and

(b)	if the person is found liable to the corporation, only if ordered by a court of law.

A corporation may grant additional rights to indemnification to its director, officers, employees, or agents.

Our Articles of Incorporation provide for mandatory indemnification of directors and officers to the fullest extent permitted by, and in accordance with, Colorado law, and permit indemnification of other persons to the extent authorized from time to time by the board of directors. The right to indemnification includes the right to have SANZ pay in advance the expenses incurred in defending these proceedings, so long as there is an agreement to repay these expenses if it is ultimately determined that the person is not entitled to be indemnified for them.

Colorado law permits SANZ to purchase and maintain insurance policies that protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of his status as such. These policies may provide for indemnification whether or not SANZ otherwise would be able to provide it. SANZ has officers and directors liability insurance which provides coverage for certain liabilities which may be claimed to arise under the Securities Act.

Insofar as indemnification for Securities Act liabilities may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, indemnification for Securities Act liabilities is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, (suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.      Other Expenses of Issuance and Distribution.

        The following table shows all expenses of the issuance and distribution of the securities offered hereby to be paid by the Small business issuer.

         SEC filing fee                            $ 2,500
         Printing and EDGAR costs                    2,000
         Legal fees                                 20,000
         Accounting fees                            20,000
         Miscellaneous                                 500

                  Total                            $45,000
                                                   =======

        All amounts listed above, except for the registration fee, are estimates. The small business issuer will pay all expenses itemized above. Sales agent discounts and commissions to any brokers or dealers will be borne by the selling shareholders for the shares offered by the selling shareholders.

Item 26. Recent Sales of Unregistered Securities. During the three years preceding the initial filing of this registration statement, SANZ sold securities that were not registered under the Act in the transactions described below. In each instance, the certificates issued bore a legend restricting transfer and SANZ has issued stop transfer instructions to its Transfer Agent

A.	During the year ended December 31, 1999, in conjunction with the settlement of debt that was in default, we issued 290,719 shares, valued at $237,000, to certain vendors and shareholders in private transactions in reliance upon Section 4(2) of the Act. The investors were provided with current information on the company and given the opportunity to ask questions of management. The transactions were entered into after negotiations between SANZ and the investors.

B.	In October 1999, we issued 8,334 shares to one existing shareholder upon conversion of a debenture, in reliance upon the exemptions provided by Section 3(a)(9) of the Act, for securities exchanged with existing securityholders, and Section 4(2) of the Act, for transactions not involving a public offering. The investor was provided with current information on the company and given the opportunity to ask questions of management.

C.	In November 1999, in reliance upon Sections 4(2) and 4(6) of the Act, we issued 253,006 shares to one accredited investor in a private transaction upon conversion of $91,082 in debt we owed to the investor. The investor was provided with current information on the company, and had access to additional information and to company management. The transaction was entered into after negotiations between SANZ and the investor.

D.	In November 1999, in reliance upon Section 4(2) of the Act, we issued a total of 12,000 shares to seven partners of a law firm as payment for prior legal services. This was a private transaction negotiated between the parties. The investors were sophisticated, had access to current information on the company, and had the opportunity to ask questions of management and receive additional information.

E.	In November 1999, in reliance upon Section 4(2) of the Act, we issued 49,048 shares, valued at $35,315, to Estate Management Services in connection with termination of a consulting agreement dated July 1, 1998. At the time of the transaction the investor was a principal shareholder, knowledgeable about the company, with access to additional information.

F.	In December 1999, we issued 1,275 shares, valued at $47,750, as a dividend to preferred shareholders in reliance upon the exemption provided by Section 4(2) of the Act.

G.	During December 1999 and January and February 2000, SANZ sold 1,550,800 shares of Series AA convertible preferred stock at $1.50 per share to overseas and U.S. accredited investors. During 2000, all of these preferred shares were converted to common stock. These transactions were effected pursuant to the exemptions provided by Section 4(2) of the Act and Rule 506 of Regulation D under the Act. Each investor was provided with information about the company, and had access to additional information. Each investor signed a subscription agreement in which he represented that he was purchasing the shares for investment only and not for the purpose of resale or distribution.

H.	During December 1999 and January and February 2000, SANZ sold 493,334 units of Series AAA convertible preferred stock and common stock warrants at a price of $3.00 per unit to overseasaccredited investors and U.S. accredited investors. Each unit contains one share of Series AAA convertible preferred stock and two 120-day common stock warrants, one exercisable at $3.50 per share and one at $5.00 per share. The units were sold pursuant to the exemption provided by Section 4(2) of the Act and Rule 506 of Regulation D under the Act. Each investor was provided with information about the company, and had access to additional information. Each investor signed a subscription agreement in which he represented that he was purchasing the shares for investment only and not for the purpose of resale or distribution.

I.	On January 7, 2000, we issued 3,800,000 shares of Series BB Convertible Preferred Stock to the17 shareholders of Storage Area Networks, a Nevada corporation (“SAN”), in connection with the acquisition of 100% of the outstanding shares of SAN. These shares were issued in reliance on the exemption provided by Section 4(2) of the Act. Each SAN shareholder was provided with information on the Company, and each SAN shareholder signed a Letter of Acceptance in which he represented that he was purchasing the shares for investment only and not for the purpose of resale or distribution.

J.	During March 2000, SANZ sold 1,134,526 shares of Series AA preferred stock and 363,734 units of Series AAA preferred stock for net proceeds of $1,530,291 and $898,350, respectively. Each unit of Series AAA preferred stock consisted of one Series AAA preferred share and a warrant to purchase one share of common stock exercisable at $3.50 per share and one share of common stock exercisable at $5.00 per share. The securities were sold to offshore and U.S. accredited investors pursuant to the exemptions provided by Section 4(2) of the Act and Rule 506 of Regulation D under the Act. Each investor was provided with information about the company, and had access to additional information. Each investor signed a subscription agreement in which he represented that he was purchasing the shares for investment only and not for the purpose of resale or distribution. During 2000 all shares of Series AA and AAA convertible preferred stock were converted into shares of SANZ common stock pursuant to the provisions of Rule 506.

K.	During March and April 2000, we completed a private placement consisting of 170,667 shares of common stock, and warrants exercisable to purchase 1,000,000 shares at $9.00 per share, for net proceeds of $515,001 (net of offering costs of $55,000). The securities were sold in reliance on Section 4(2) of the Act to one accredited overseas investor who was already a shareholder of SANZ. The investor had access to complete information about SANZ.

L.	On January 21, 2000, SANZ paid $1,800,000 in cash, $951,000 in promissory notes, and issued 88,888 shares of common stock, valued at $153,332, to the three shareholders and one key employee of CoComp, Inc. in connection with our acquisition of all the outstanding stock of Co Comp, Inc. The shares were issued pursuant to the exemption provided by Section 4(2) of the Act. The terms of the transaction were the result of negotiations between the managements of the company and CoComp, Inc. Each investor was provided with information about the company, and had access to additional information Each investor signed an agreement in which he represented that he was acquiring the shares for investment only and not for the purpose of resale or distribution.

M.	On June 27, 2000, we acquired Value Technologies, Inc. for $130,000 in cash and 115,000 shares of common stock valued at $503,125. In accordance with the provisions of the agreement with Value Technology, Inc., we issued an additional 28,750 shares of common stock to the former shareholders of Value Technology, Inc. during December 2000 because the market price of SANZ common stock was less than $15.00 during the last 20days of December. The shares were issued to three principals of Value Technology, Inc. in reliance upon Section 4(2) of the Act. Two of these three persons became employees of SANZ. The three investors were provided with information about the company, and had access to additional information Each investor signed an agreement in which he represented that he was acquiring the shares for investment only and not for the purpose of resale or distribution.

N.	During the year ended December 31, 2000, we issued 928,398 shares to warrantholders upon exercise of outstanding warrants. The shares were issued in reliance on the exemptions provided by Sections 4(6) and 4(2) of the Act. Each investor was provided with information on SANZ and each person signed an investment representation statement.

O.	During the year ended December 31, 2000, in a non-public offering in reliance upon Section 4(2) of the Act, we issued a total of 1,359,499 stock options to employees and a total of 15,000 stock options to three non-employee directors. The exercise price of each of these options was equal to the fair market value of SANZ shares as of the date of grant.

P.	On June 30, 2001, we completed a private placement of 8,960,488 shares of common stock, warrants to purchase 2,207,747 shares of common stock at $.625 per share and warrants to purchase 2,207,747 shares of common stock at $1.25 per share for net proceeds of $4,848,115 (net of offering costs of $699,167). Additionally, we issued warrants to purchase 1,156,942 shares of common stock at $.625 per share and warrants to purchase 271,000 shares of common stock at $1.15 per share for sales commissions incurred in connection with the private placement.

The Units were offered and sold to 85 accredited U.S. investors and to 53 offshore accredited investors. The Units were offered in the U.S. through Bathgate McColley Capital Group LLC (BMCG) and outside the U.S. through Falcon Capital (the “Placement Agents”). BMCG was paid cash commissions equal to 10%, and a non-accountable expense allowance equal to 5%, of the gross offering proceeds of their sales. In addition, BMCG was granted Placement Agent's warrants exercisable for five years after their issuance to purchase 837,381 shares of common stock at $0.625 per share. Falcon Capital was paid cash commissions equal to 10%, and a non-accountable expense allowance equal to 2%, of the gross offering proceeds of their sales. In addition, Falcon Capital was issued 100,000 shares of common stock and issued five-year warrants to purchase 203,003 shares at $.625 per share.

The offering was made in accordance with exemptions from registration provided by Section 4(2) and Regulation S under the Securities Act, in reliance on the following circumstances: Outside the U.S., all offers and sales were made in “offshore transactions” as defined in Regulation S and no directed selling efforts were made in the U.S. In the U.S., the offering was directed to a limited number of persons in a private transaction not involving a public offering. All U.S. investors represented, and SANZ reasonably believed, that they were accredited investors who were able to fend for themselves in the transaction. Each investor was furnished with information concerning SANZ and each had the opportunity to verify the information supplied. SANZ obtained a signed representation from each investor as to his or her intent to acquire the securities for investment only and not with a view toward the subsequent distribution thereof.

Q.	In October 2001, SANZ acquired certain assets of ECOSoftware Systems in exchange for $150,000, a note payable in the amount of $80,000, a warrant to purchase 100,000 shares of common stock at $1.00 per share, and 250,000 shares of SANZ common stock valued at $200,000. This transaction was made in reliance on the exemptions provided under Sections 3(a)(11) and Section 4(2) of the Act. The offer and sale were made in a private transaction, with one individual who was a resident of Colorado, the state in which SANZ is incorporated and operates.

R.	Effective December 31, 2001, we acquired all of the outstanding stock of ITIS Services, Inc. (ITIS) in exchange for 18,511,262 shares of common stock valued at $13,883,446, options to acquire 3,315,050 shares of common stock valued at $1,966,852, and approximately $500,000 of acquisition costs. This offer and sale was made privately to the 20 accredited and 7 nonaccredited investor shareholders of ITIS in reliance on the exemption provided under Section 4(2) of the Act and Rule 506 of Regulation D of the Act. All ITIS shareholders were provided with extensive information concerning the transaction, and had the opportunity to ask questions and receive additional information concerning the transaction, sufficient for us to reasonably believe that all of the ITIS shareholders were capable of evaluating the merits and risks of the transaction.

S.	During the year ended December 31, 2001, we granted warrants to purchase 300,000 shares of common stock at $.81 to $1.00 per share to an officer and warrants to purchase 500,000 shares of common stock at $1.00 to $2.00 per share, as consideration for certain consulting services. We also granted 5,000 options each to our two non-employee directors, and a total of 7,205,050 options to employees and one non-employee officer. The exercise price of each option is equal to the fair market of SANZ common stock on the date of grant. The securities were issued under the exemption from registration provided under Section 4(2) of the Act.

T.	On March 25, 2002, we closed a private offering of units, at $6,800 per unit, that raised $798,456, net of fees. Each unit consisted of 10,000 shares and a five- year warrant to purchase 2,000 shares at $.85 per share. A total of 1,415,700 shares and 431,450 warrants, including those issued as placement agent compensation, were issued to 25 investors and two placement agents in this offering. The offering was made in accordance with exemptions from registration provided by Section 4(2) and Regulation S under the Act. All offers and sales were made in “offshore transactions” as defined in Regulation S and no directed selling efforts were made in the U.S. Each investor was furnished with information concerning our business and financial condition, and each investor had the opportunity to verify the information supplied. We obtained a signed representation from each investor as to his or her intent to acquire the securities for investment only and not with a view toward the subsequent distribution thereof.

Item 26. Exhibits. The following is a complete list of exhibits filed as part of this registration statement, which exhibits are incorporated herein.

Exhibit Number	Description	Location
2.1

Agreement and Plan of Merger dated December 10, 2001 by and among SAN Holdings, Inc., ITIS Acquisition Corp. and ITIS Services, Inc., including exhibits thereto, but omitting listed schedules which will be furnished to the staff upon request

Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated December 19, 2001, filed December 31, 2001
3.1	Amended and Restated Articles of Incorporation	Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001
3.2	By-laws, as amended	Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-KSB for the year ended December 31, 1999
5.1	Opinion of Counsel as to the legality of the Shares Registered for Sale	Filed herewith
10.1	Share Exchange Agreement dated January 7, 2000 between Citadel Environmental Group and Storage Area Networks	Incorporated by reference to Exhibit 10 to the Current Report on Form 8-K dated January 7, 2000, filed January 24, 2000
10.2	Purchase Agreement dated January 21, 2000 by and among the Company, Storage Area Networks and Brent J. Duckworth	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated January 21, 2000, filed January 31, 2000
10.3	Purchase Agreement dated January 21, 2000 by and among the Company, Storage Area Networks and Lawrence J. Chisesi	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K dated January 21, 2000, filed January 31, 2000
10.4	Purchase Agreement dated January 21, 2000 by and among the Company, Storage Area Networks and Kent A. Shields	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K dated January 21, 2000, filed January 31, 2000
10.5	Agreement and Plan of and Reorganization dated June 19, 2000, by and among SAN Holdings, Inc., Value Tech Acquisition Corporation and Value Technology, Inc.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated June 28, 2000, filed July 12, 2000
10.6	Credit and Security Agreement, dated May 31, 2001, by and between Storage Area Networks, Inc., and Wells Fargo Business Credit, Inc.	Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001
10.7	Executive Employment Agreement - John Jenkins	Incorporated by reference to the like numbered exhibit in the Form 10-KSB for the year ended December 31, 2001.

Exhibit Number	Description	Location
10.8	Executive Employment Agreement - Fred T. Busk, III	Incorporated by reference to the like numbered exhibit in the Form 10-KSB for the year ended December 31, 2001.
10.9	Executive Employment Agreement - Brendan T. Reilly	Incorporated by reference to the like numbered exhibit in the Form 10-KSB for the year ended December 31, 2001.
10.10	Executive Employment Agreement - Hugh A. O'Reilly	Incorporated by reference to the like numbered exhibit in the Form 10-KSB for the year ended December 31, 2001.
10.11	Executive Employment Agreement - F. William Tilt	Incorporated by reference to the like numbered exhibit in the Form 10-KSB for the year ended December 31, 2001.
10.12	2001 Stock Option Plan	Incorporated by reference to Exhibit 99.1 in the Form S-8 (File No. 333-81910) filed January 31, 2002.
10.13	2002 Stock Option Plan	Incorporated by reference to Exhibit 99.2 in the Form S-8 (File No. 333-81910) filed January 31, 2002.
21.1	List of Subsidiaries	Filed herewith
23.1	Consent of Grant Thornton LLP	Filed herewith
23.2	Consent of Causey Demgen & Moore Inc.	Filed herewith
23.3	Consent of PricewaterhouseCoopers LLP	Filed herewith
23.4	Consent of Key Law Firm, PC	See Exhibit 5.1

Item 28.      Undertakings.

        A.    The undersigned small business issuer hereby undertakes:

        (1)    To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                 (i)   Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

                 (iii)   Include any additional or changed material information on the plan of distribution.

        (2)    That, for the purpose of determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

        (3)    To file a post-effective amendment to remove from registration any of the securities remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Act of 1933 may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, (suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Castle Rock, State of Colorado, on July 23, 2002.

                                                                                                                                        SAN Holdings, Inc.
                                                                                                                                          (Registrant)

Date:              July 23, 2002                                                                     /s/ John Jenkins
                                                                                                                       John Jenkins
                                                                                                                       President and Chief Executive Officer

Date:              July 23, 2002                                                                     /s/ Holly J. Burlage
                                                                                                                       Holly J. Burlage
                                                                                                                       Senior Vice President and Treasurer
                                                                                                                       (Principal Financial and Accounting Officer

POWER OF ATTORNEY

Each person whose signature to this registration statement Appears below hereby appoints John Jenkins and Hugh A. O’Reilly, and each individually, either one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments to this registration statement, which amendments make such changes and additions to this registration statement as such agent and attorney-in-fact may deem necessary or appropriate, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date:              July 23, 2002                                                                      /s/ Robert K. Brooks
                                                                                                                       Robert K. Brooks, Director

Date:              July 23, 2002                                                                      /s/ Fred T. Busk, III
                                                                                                                       Fred T. Busk, III, Director

Date:              July 23, 2002                                                                      /s/ William R. Hipp
                                                                                                                       William R. Hipp, Director

Date:              July 23, 2002                                                                      /s/ John Jenkins
                                                                                                                       John Jenkins, Director

Date:              July 23, 2002                                                                      /s/ Brendan T. Reilly
                                                                                                                       Brendan T. Reilly, Director